PART II — OFFERING CIRCULAR

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time an Offering Circular which is not designated as a Preliminary Offering Circular is delivered and the Offering Circular filed with the Commission becomes qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Circular in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Dated December 3, 2025

Blackwell 3D Construction Corp.,

a Nevada Corporation

 150,000,000 Shares of Common Stock

Blackwell 3D Construction Corp., a Nevada corporation (the “Company” or “BDCC”) is offering investors (the “Offering”) the opportunity to purchase BDCC common shares (the “Shares”). The Shares will be sold at a price of $.01 per Share (the “Maximum Amount”). This Offering is being conducted pursuant to Tier 2 of Regulation A. The Shares are highly speculative securities, see “Risk Factors” beginning on page 11.

	Number of Shares (1)	Price to Public	Underwriting discount and commissions (2)	Proceeds to issuer (3)
Per Share	1	$.01	$0.00	$0.01
Total Maximum	150,000,000	$1,500,000	$0.00	$1,500,000

(1)	Please refer to the section entitled “Securities Being Offered” on page 44 for a “Description of the Shares”.
(2)

The Shares will be offered and sold by our officers and directors who will not receive any direct compensation in connection therewith. However, we reserve the right to engage broker-dealers registered under Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to seven percent (7%) of the gross proceeds from the sales of Shares placed by such persons. The Company will decide within sixty (60) days of the date this Offering Circular is “Qualified” as to whether it will secure an agent and issue Agent Shares. Please refer to the section entitled “Plan of Distribution” on page 37 for additional information.

(3)	We estimate that our total Offering expenses, including commissions, will be approximately $60,000 if the Maximum Amount is raised. See “Plan of Distribution.”

The Offering will be made on “best-efforts” continuous basis as provided by Rule 251(d)(3)(i)(F) basis through a Tier 2 offering pursuant to Regulation A (“Regulation A”). We expect to commence the sale of the Shares within two days of the date on which the Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified (the “Qualification Date”) by the United States Securities and Exchange Commission (the “SEC”).

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us in our sole discretion (collectively, the “Termination Date”). The minimum investment amount from an investor is $2,500.00; however, we expressly reserve the right to waive this minimum at the sole discretion of our management. We will hold closings at any time at the Company’s discretion upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Amount, then we may hold one or more additional closings for additional sales of Shares, until the earlier of (i) the sale of the Maximum Amount or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

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Subscriptions for Shares are irrevocable, and the purchase price is non-refundable, unless the Company rejects a subscription, as expressly stated in this Offering Circular. All proceeds received by us from subscribers in this Offering will be available for use by us upon our acceptance of subscriptions for the Shares. We expect to commence the sale of Shares of our Common Stock in immediately following the qualification of this Offering.

The Company currently has four (4) classes of voting stock, Common Stock and Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. This Offering relates to the sale of shares of our Common Stock, which carry one vote per share of Common Stock, in contrast our Series A Preferred Stock carries 100 votes per share of Series A Preferred Stock. The Series B and Series C each carry one vote per share. Accordingly, holders of the Series A Preferred Stock will, for the foreseeable future, have voting control over such matters requiring approval by shareholders, including, but not limited to, the election of directors and the approval of mergers or other business combination transactions. Additionally, and to this end, our CEO and a Director, Mohammed Saif Zaveri, prior to this offering controls the majority of the total voting power of the Company (96.78%), and following the conclusion of this Offering, assuming 100% of the shares offered hereby are sold, will continue to control the majority of the total voting power of the Company (89.49%), therefore he alone significantly influences all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combination transactions. For a complete description of the ownership by Management of the issued and outstanding shares of both our Common and Preferred Stock, please see the “Securities Ownership” section of this Offering Circular.

Class of Stock (Par Value)	Voting	Conversion	Dividends	Total Authorized		Issued and Outstanding Pre-Offering	Issued and Outstanding Post-Offering
Common Stock ($0.00001)	1-for-1	N/A	None	500,000,000		37,997,373	187,197,373	(1)
Series A Preferred ($0.00001)	100-for-1	20-to-1 (each share converts into 20 shares of Common Stock)	None	10,000,000	(2)	5,350,000	5,350,000

(1)	This assumes 100% of the shares offered by the Offering are sold.
(2)

The Company is authorized to designate up to 100,000,000 shares of preferred stock, of which as of the date of this Offering, 10,000,000 have been designated as Series A Preferred Stock. There are no shares of Series B, C or D Preferred Stock issued and outstanding.

For a complete description of both the Common Stock and Series A Preferred Stock, please see the “Description of Shares” section of this Offering Circular.

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, the Company encourages you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, the Company encourages you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

701 South Carson Street, Suite 200

Carson City, NV 89701

Tel: +1-702-718-0807

Email: info@blackwell3d.com

www.blackwell3d.com

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FREQUENTLY ASKED QUESTIONS

Blackwell 3D Construction Corp., a Nevada corporation (the “Company” or “BDCC”), hereby offers up to $500,000 of Company common shares (“Shares”) in this offering of Shares (the “Offering”). The Company has been formed pursuant to the laws of the state of Nevada, for the purposes of providing proprietary innovative 3D house printing technology assets aimed at revolutionizing the construction industry, such services as described in further detail in this Memorandum, below:

How much money will you be raising?

We will raise a maximum of $1,500,000.00.

To whom will you offer the Shares?

The general public.

How will the invested funds be used?

The net proceeds received pursuant to the Offering will be used for our operations relating to printing fully functional and livable residential housing and small-scale apartment buildings in the United States and Southeast Asia. Please see the Use of Proceeds section of this Offering Circular.

Will I receive dividends?

The Company has never issued dividends and there is no plan to issue dividends in the near term. However, as a holder of the Company’s common stock you will be entitled to receive any dividends that the Board of Directors declared payable to common stock holders.

Who is the Board of Directors?

The Board of Directors is composed of Senthil Kumaran Srinivasan (Independent Director), Murali Krishna Velupillai (Independent Director), Mitesh Ashok (Director, Chief Financial Officer, Treasurer, Secretary, and Chief Technology Officer), and Mohammed Saif Zaveri (Chief Executive Officer, President, and Chairman of the Board of Directors).

What kind of control will the Board of Directors have over the Company and decision making?

The Board of Directors will have control over significant business decisions/transactions. Pursuant NRS 78.335 of the Nevada Revised Statutes, any director may be removed as a director only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote.

Does the Company own any assets?

The Company owns intellectual property related to 3D house printing technology.

Are the Shares offer hereunder subject to any holding period?

The Shares being offered pursuant to this Offering Circular have not been registered pursuant to the 1933 Act or under the securities laws of any state (“blue sky” laws). They are being offered pursuant to an exemption from registration under the 1933 Act in reliance upon intended compliance with the provisions of Section 3(b)(2) of the 1933 Act and Regulation A thereunder. The Shares which we shall issue will not be restricted and can be freely traded, but only after qualification by the S.E.C. Accordingly, the Shares may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless the Shares are qualified or unless an exemption from registration applies. Although the Shares will not be qualified in various states, we shall comply with the registration or other qualification requirements concerning the offering of securities in each state in which the Shares will be offered.

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FORWARD LOOKING STATEMENTS

Some of the statements in this Offering Circular constitute forward-looking statements. These statements relate to future events or our future financial performance, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “proposed,” “yet,” “assuming,” “may,” “should,” “expect,” “intend,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “will,” and similar words or phrases or the negative or other variations thereof or comparable terminology. All forward-looking statements are predictions or projections and involve known and unknown risks, estimates, assumptions, uncertainties, and other factors that may cause our actual transactions, results, performance, achievements, and outcomes to differ adversely from those expressed or implied by such forward-looking statements.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

•	Our ability to implement our proposed business plan;
•	National, international, and local economic and business conditions that could affect our business;
•	Markets for our Shares;
•	Our cash flows or lack thereof;
•	Our operating performance;
•	Our financing activities;
•	Industry developments affecting our business, financial condition, and results of operations;
•	Our ability to compete effectively; and
•

Governmental approvals, actions and initiatives and changes in laws and regulations or the interpretation thereof, including without limitation tax laws, regulations and interpretations by the SEC, States, and self-regulatory organizations, including without limitation, FINRA.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future plans, transactions, results, performance, achievements, or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements in order to update its forward-looking statements beyond the date of this Offering Circular.

Please read this offering circular carefully. It describes our business, our financial condition, and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this offering circular. We have not authorized any other person to provide you with different information. This offering circular is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this offering circular is complete and accurate as of the date on the front cover, but the information may have changed since that date.

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OFFERING CIRCULAR SUMMARY

This summary provides an overview of selected information contained elsewhere in this offering circular. It does not contain all the information you should consider before making a decision to purchase the Shares we are offering. You should very carefully and thoroughly read the more detailed information in this offering circular and review our financial statements contained herein.

The Company’s operations are subject to all the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of any business. Our lack of a significant and relevant operating history makes it difficult to predict future operating results.

OVERVIEW

Blackwell 3D Construction owns certain innovative 3D house printing technology (the “Technology”) assets aimed at revolutionizing the construction industry. Our goal is to specialize in printing fully functional and livable residential housing and small-scale apartment buildings in a fraction of the time and cost compared to traditional construction methods. Initially, our focus will be on launching in the United States and in Southeast Asia. Our 3D house printing process involves using a large-scale printer and a specialized concrete mixture to create the structural components of the house. The printing process is highly automated, allowing us to create intricate designs and details with precision. Blackwell’s unique approach to construction has several advantages.

1.	Our 3D printed houses are much faster to build than traditional houses, taking only a few weeks to complete;
2.	Our process is much more environmentally friendly, producing less waste and using less energy; and,
3.	Our construction costs are significantly lower, allowing us to offer affordable housing solutions.

We cater to a diverse range of clients, including individuals, businesses, and governments, who are looking for a modern and cost-effective solution to their construction needs. Our experienced team can design customized houses that meet our client’s specific requirements and preferences. As we implement our business plan, we intend to constantly innovate and improve our Technology to provide even better solutions for our clients.

We expect to use the proceeds of this offering for general development, working capital, and marketing as well as general and administrative expenses. We expect to commence Shares sales in March of 2024 and hope to increase sales in the coming months. See “Use of Proceeds” at page 32.

Our business headquarters are located at Blackwell 3D Construction Corp., 701 South Carson Street, Suite 200, Carson City, NV 89701, Email: info@blackwell3d.com, Tel: +1-702-718-0807, our website can be found at www.blackwell3d.com.

Our securities counsel is Jonathan D. Leinwand, P.A., 18305 Biscayne Blvd, Suite 200, Aventura, FL 33180. Their phone number is +1.954.903.7856.

SUMMARY OF THE OFFERING

Issuer	Blackwell 3D Construction Corp., a Nevada corporation.
Securities Offered	150,000,000 Common Shares.
Offering Amount	We are offering a maximum of $1,500,000 (the “Maximum Amount”).
Offering Price	$0.01 per Share. The minimum amount that must be purchased by each investor is 250,000 Shares or a minimum investment of $2,500.00.
Commencement of the Offering	We expect to commence the sale of the Shares within two days following the Qualification Date.
Number of shares outstanding before the Offering	37,997,373 shares as of the date hereof.
Number of shares outstanding after the Offering	187,197,373 Shares will be issued and outstanding after the offering of the Shares if all the Shares in this offering being offered are sold.
Minimum number of Shares to be sold in this Offering

There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

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Use of Proceeds	The Company intends to use the proceeds of this offering for working capital, marketing, and general and administrative purposes. See ‘Use of Proceeds’ section for details at page 12.
Termination of the Offering

This Offering will terminate on the earlier of (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us, in our sole discretion.

Closings

The Shares will be issued in one or more closings (the “Closings”). After the Initial Closing, the Offering will continue on a continuous basis, and we may have one or more additional Closings until the earlier of the Date or the receipt and acceptance of subscription funds equal to the Maximum Amount.

Plan of Distribution

The Offering is being conducted by our Board of Directors on a “best efforts basis as to the Minimum Amount and a “best efforts” basis thereafter up to the Maximum Amount.

Our Board of Directors will not receive any direct compensation for sales of our Shares. However, we reserve the right to engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such Selling Agents, if any, cash commissions of up to 7% of the gross proceeds from the sales of Shares placed by such Selling Agents and agent warrants (“Agent Shares”). Our Board of Directors, officers, employees, and affiliates (as defined in the Securities Act) may, but have no obligation to, solicit or purchase Shares in the Offering and all such Shares so sold or purchased shall be counted toward the Maximum Amount.

We reserve the right to reject a subscription to purchase Shares, in whole or in part in our sole discretion. If a subscription is so rejected, in whole or in part, we will promptly return the funds submitted with such rejected subscription, or the rejected portion thereof, to the investor without interest thereon or deduction therefrom.

How to Subscribe

To subscribe for Shares, complete and execute the Subscription Agreement accompanying this Offering Circular and deliver it to us before the Termination Date, together with full payment for all Shares subscribed in accordance with the instructions provided in the Subscription Agreement. Once you subscribe, subject to acceptance by us, your subscription is irrevocable. We have the right, at any time prior to the issuance of the Shares, to reject subscriptions in our sole discretion.

Risk Factors

Investing in the Shares involves a high degree of risk. See “Risk Factors, beginning on page 11. You should read the Risk Factors section of, and all the other information set forth in, this Offering Circular to consider carefully before deciding to purchase any Shares in this offering.

You should rely only upon the information contained in this Offering Circular. The Company has not authorized anyone to provide you with information, including projections of performance, different from that which is contained in this offering circular. The Company is offering to sell the Shares and seeking offers only in jurisdictions where offers and sales are permitted. The information contained here is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or of any sale of the Shares.

There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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In order to subscribe to purchase the Shares, a prospective investor must complete a subscription agreement and send payment by check, wire transfer, or ACH.

The Company has not currently engaged any party for the public relations or promotion of this offering.

Company Website, the information contained on our website is not incorporated by reference into this Offering Circular, and you should not consider information contained on our website to be part of this Offering Circular.

The Company currently has four (4) classes of voting stock, Common Stock and Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. This Offering relates to the sale of shares of our Common Stock, which carry one vote per share of Common Stock, in contrast our Series A Preferred Stock carries 100 votes per share of Series A Preferred Stock. Accordingly, holders of the Series A Preferred Stock will, for the foreseeable future, have voting control over such matters requiring approval by shareholders, including, but not limited to, the election of directors and the approval of mergers or other business combination transactions. Additionally, and to this end, our CEO and a Director, Mohammed Saif Zaveri, prior to this offering controls the majority of the total voting power of the Company (96.78%), and following the conclusion of this Offering, assuming 100% of the shares offered hereby are sold, will continue to control the majority of the total voting power of the Company (89.49%), therefore he alone significantly influences all matters requiring approval by shareholders, including the election of directors and the approval of mergers or other business combination transactions. For a complete description of the ownership by Management of the issued and outstanding shares of both our Common and Preferred Stock, please see the “Securities Ownership” section of this Offering Circular.

Class of Stock (Par Value)	Voting	Conversion	Dividends	Total Authorized		Issued and Outstanding Pre-Offering	Issued and Outstanding Post-Offering
Common Stock ($0.00001)	1-for-1	N/A	None	500,000,00		37,997,373	187,197,373	(1)
Series A Preferred ($0.00001)	100-for-1	20-to-1 (each share converts into 20 shares of Common Stock)	None	10,000,000	(2)	5,350,000	5,350,000

(1)	This assumes 100% of the shares offered by the Offering are sold.
(2)

The Company is authorized to designate up to 100,000,000 shares of preferred stock, of which as of the date of this Offering, 10,000,000 have been designated as Series A Preferred Stock. There are no shares of Series B, C or D Preferred Stock issued and outstanding.

For a complete description of both the Common Stock and Series A Preferred Stock, please see the “Description of Shares” section of this Offering Circular.

CONTINUOUS OFFERING

Under Rule 251(d)(3) to Regulation A, the following types of continuous or delayed offerings are permitted, among others: (1) securities offered or sold by or on behalf of a person other than the issuer or its subsidiary or a person of which the issuer is a subsidiary; (2) securities issued upon conversion of other outstanding securities; or (3) securities that are part of an offering which commences within two calendar days after the qualification date. These may be offered on a continuous basis and may continue to be offered for a period in excess of 30 days from the date of initial qualification. They may be offered in an amount that, at the time the offering statement is qualified, is reasonably expected to be offered and sold within two years from the initial qualification date. No securities will be offered or sold “at the market.” The supplement will not, in the aggregate, represent any change from the maximum aggregate offering price calculable using the information in the qualified offering statement. This information will be filed no later than two business days following the earlier of the date of determination of such pricing information or the date of first use of the offering circular after qualification.

Subscriptions are irrevocable, and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

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DEFINITIONS

Defined terms are capitalized herein. The singular form of any term defined below shall include the plural form and the plural form shall include the singular form. Whenever they appear capitalized in this Offering Circular, the following terms (which may or may not be capitalized in this Glossary) shall have the meanings set forth below unless the context clearly requires a different interpretation:

Affiliate or Affiliated shall mean any Person controlling or controlled by or under common control with the Board of Directors or a member of the Board of Directors wherein the Board of Directors (or a member of the Board of Directors) retains greater than fifty percent (50%) control of the Affiliate if an entity.

Articles of Incorporation shall mean the Articles of Incorporation, as amended, and Bylaws of the Company filed with the State of Nevada pursuant to the formation of the Company, and any amendments thereto or restatements thereof.

Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

Company shall refer to Blackwell 3D Construction Corp., a Nevada corporation.

Fiscal Year shall mean the Company’s fiscal year, with a Fiscal Year End as of May 31.

Interest, when capitalized, or Share shall mean a Shareholder’s rights in the Company, collectively, including the Shareholder’s Economic Interest, plus any additional right to vote or participate in management, and any right to information concerning the business and affairs of the Company described in the Articles of Incorporation and Bylaws of the Company.

Investor shall mean a prospective Shareholder of the Company who is contemplating the purchase of Shares, prior to admission as a Shareholder.

Majority of Shares shall mean Shareholders holding more than fifty percent (50%) of the Shares.

Maximum Dollar Amount shall be Nine Million Five Hundred Forty-Eight Thousand Dollars ($9,548,000) and is the maximum amount that will be accepted from Shareholders pursuant to this Offering, including $188,000 already received by the Company.

Minimum Dollar Amount there is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.

Minimum Investment Amount shall mean the minimum investment required of an Investor (other than the Board of Directors or its members,) for admission to the Offering. For purposes of this Offering, the Minimum Investment Amount is Seven Thousand Five Dollars ($7,500.00).

Non-U.S. Person shall mean a Person who is not a U.S. Citizen, not a legal U.S. Resident, or not living in the United States.

Offering shall mean the offer for sale of Shares in the Company in exchange for a Percentage Interest in the Company, pursuant to this Offering Circular.

Offering Period shall mean the amount of time, or any extension or reinstatement thereof, specified by the Board of Directors during which a Person may invest in Shares in the Company and thereby become a Shareholder. The Board of Directors retains the right to terminate the Offering Period at any time.

Organization Expenses shall mean legal, accounting, and other expenses incurred in connection with the formation of the Company.

Percentage Interest shall be the percentage interests of the Shareholders as determined in accordance with the Articles of Incorporation and Bylaws of the Company.

Person means an individual, Company, limited Company, trust, estate, association, corporation, limited liability company, or other entity, whether domestic or foreign.

Profits shall mean, for each Fiscal Year, the income and gains of the Company determined in accordance with accounting principles consistently applied from year to year under the cash method of accounting and as reported, separately or in the aggregate as appropriate, on the Company’s information tax return filed for Federal income tax purposes.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

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RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business and prospects before deciding to invest in our Shares. This offering and any investment in our Shares involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our Shares. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed, and you may lose all or part of your investment. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our Shares may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our Shares.

Financial Projections. Any financial projections are based upon what the Company believes to be reasonable assumptions concerning certain factors affecting probable future operations of the Company. Despite these future projections, no assurances can be made that these projections will prove to be accurate, and potential investors are cautioned against placing excessive reliance on such projections in deciding whether to invest in the Company.  Market conditions and capital costs are very volatile and may cause the Company to seek additional capital or alternative forms of capital. In turn, this could result in a dilution of an Investor’s ownership interest in the Company.

Arbitrary Offering Price. The offering price of $0.01 per Share has been arbitrarily set by the Company and is not based upon earnings, operating history, assets, book value, or any other recognized criteria of value. No independent opinion has been obtained in the determination of the offering price.

RISKS RELATED TO OUR BUSINESS

Our Company is in the Development Stage, is not generating revenue, and has a limited operating history.

Since the Company has been conducting research and development regarding the Company’s technology and has not generated significant revenue as of the date of this Offering, the Company may not be able to succeed as a business without additional financing. The Company has incurred losses from operations and has had negative cash flows from operating activities since its inception. Its current operating plan indicates that we will continue to incur losses from operating activities given ongoing expenditures related to the implementation of the 3D Printing technology. Without sufficient additional funds, the Company’s ability to continue is a going concern for the next twelve months and is dependent upon the Company’s ability to raise the necessary funds from Investors to meet financial obligations.

If the Company is unable to raise the capital identified in this Offering, it is unlikely that it will be able to continue as a going concern.

The Company’s auditors have issued a “going concern” opinion. The Company’s ability to continue as a “going concern” is dependent on many factors, including, among other things, its ability to raise the necessary capital to fund its operations as identified in this Offering, growth in product production, and improved operating margins. If the Company is unable to achieve these goals, its business would be jeopardized, and the Company may not be able to continue. If the Company ceased operations, it is likely that all of its investors would lose their investment.

The Company’s Technology may never be commercially accepted.

It is possible that the intended market and customers may not generally accept the Company’s 3D Printing technology due to its novelty. It is possible that the failure to market the 3D Printing technology is the result of a change in business model due to the Company deciding that the business model needs to be changed, or some other external factor not in the Company’s control. Even though the Board will make an effort to steer the Company towards success, the Company cannot guarantee that any changes to the business model will be in the best interest of the Company and its Shareholders.

Our business is difficult to evaluate because we have limited operating history.

Potential investors should be aware of the difficulties generally encountered by an enterprise with limited operating history. These difficulties include, but are not limited to, marketing, competition and unanticipated costs and expenses. Because of our lack of operating history, limited revenues or earnings and limited assets, there is a risk that we will be unable to operate. The cost of operating our business is high because of the costly nature of the operations, facilities, and other infrastructure and supplies. There can be no guarantee that we will be able to successfully develop our operations and services.

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The 3D printing technology could fail to achieve the sales projections expected.

The Company’s future growth projections are based on the assumptions that the Company’s 3D printing technology can be successfully implemented, sold, and generally accepted in the marketplace. The Company assumes that the research, development, of our technology and the eventual design process will be successful and will assist in developing strategic partnerships that can financially benefit the development of the technology. While, it is possible that the technology will fail to gain market acceptance for any number of reasons, if the new products fail to achieve sales and acceptance in the marketplace, this could materially and adversely impact the Company’s future growth and viability.

The Company will rely on third parties to provide services essential to the success of the business. Unavailability of engineers and technicians to support development efforts could cause disruptions in the business.

The Company will rely on third parties to provide a variety of essential business functions, including engineering, manufacturing, systems integration specialists, marketing, proposal drafting, distribution, and other partners. Quality and timeliness of parts manufacturers is critical to our ability to build any future development properties. It is possible that some of these third parties will fail to perform their services or will perform them in an unacceptable manner. It is possible that the Company will experience delays, defects, errors, or other problems with their work that will materially impact operations and the Company may have little or no recourse to recover damages for these losses. A disruption in these third parties’ operations could materially and adversely affect the business. As a result, the Company’s operations could be adversely impacted by the Company’s reliance on third parties and their performance.

The Company’s business, including costs and supply chain, is subject to risks associated with sourcing and manufacturing.

In the event of a significant disruption in the supply of the raw materials used in the manufacture of the Company’s products, we might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price.

Government regulation could negatively impact the business.

Due to the potential wide geographic scope of the Company’s operations, the Company could be subject to regulation by political and regulatory entities throughout the world. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Company’s sales could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its products or industry. As the Company is introducing a relatively novel concept and innovative plan to the marketplace, the Company is unaware of any specific government regulation in any of the jurisdictions the Company plans to operate in that could negatively affect its business. However, because this industry niche is new and because there is a component of risk of loss to persons and property, the Company believes that there may ultimately be regulation affecting its projects on both a state and federal level. It is impossible to predict what such regulation would encompass, but any regulation would most likely be at least include additional reporting requirements, potential project specifications or requirements and possibly even regulation of additional aspects of the industry.

Future success is difficult to predict because the Company operates in an emerging and evolving market, and the industry in which the Company competes is subject to volatile and unpredictable cycles.

The 3D printing construction industry in which the Company operates is an emerging and evolving market making it difficult to evaluate its prospects and which may lead to period-to-period variability in operating results. Products and services are based on unique technology which the Company believes offers significant advantages to customers, but the markets the Company serves are in a relatively early stage of development, and it is uncertain how rapidly they will develop. It is also uncertain whether the Technology will achieve high levels of demand and acceptance as these markets grow. Additionally, to meet rapidly changing demand in the industry the Company serves, it must effectively manage its resources and production capacity. During periods of decreasing demand for its products, the Company must be able to appropriately align its cost structure with prevailing market conditions, and effectively manage its supply chain. If the Company is not able to timely and appropriately adapt to changes in its business environment or to accurately assess where the Company is positioned within a business cycle, its business, financial condition, or results of operations may be materially and adversely affected.

The Company may rely on proprietary rights, including future patent applications, to protect its Technology and enforcing those rights could disrupt its business operation and divert precious resources that could ultimately harm its future prospects.

The Company relies on now, and will rely on in the future, a combination of trade secrets, confidentiality agreements, and other common law procedures to protect its proprietary technologies. The claims contained in any future patent application, if any, may not provide adequate protection for the Company’s products and technology. In the absence of patent protection for some of the Company’s inventions, the Company may be vulnerable to competitors who attempt to copy its products or gain access to its trade secrets and know-how. There is a risk that potential competitors who have received patents for their technology will seek to block the approval of any patents or related intellectual property that the Company has applied for. In addition, the laws of foreign countries may not protect its proprietary rights to this technology to the same extent as the laws of the U.S. If a dispute arises concerning the intellectual property associated with our Technology, the Company could become involved in litigation that might involve substantial cost. Litigation could divert substantial management attention away from its operations and into efforts to enforce its patents, protect its trade secrets or know-how or determine the scope of the proprietary rights of others. If a proceeding resulted in adverse findings, the Company could be subject to significant liabilities to third parties. The Company might also be required to seek licenses from third parties to manufacture or sell its products. The Company’s ability to manufacture its homes and implement its technology may also be adversely affected by other unforeseen factors relating to any proceeding or its outcome.

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New competitors or alliances may emerge.

New competitors or alliances may emerge in the future that have greater market share, more widely adopted proprietary technologies, greater marketing expertise and greater financial resources, which could put our Company at a competitive disadvantage. Future competitors could also be better positioned to serve certain segments of our current or future target markets, which could create price pressure. In light of these factors, even if our offerings are more effective and higher quality than those of its competitors, current or potential customers may accept competitive solutions. If we fail to adapt to changing market conditions or continue to compete successfully with current charging providers or new competitors, its growth will be limited which would adversely affect its business and results of operations.

Our international operations subject us to additional risks that may harm our operating results.

Our international operations make us subject to various international laws and regulations, including those relating to antitrust, data protection, and business dealings with both commercial and governmental officials and organizations. Our international operations subject us to a variety of additional risks, including:

•	the difficulty and cost of managing and staffing international offices and the increased travel, infrastructure, legal, and other compliance costs associated with multiple international locations;
•	difficulties in enforcing contracts and collecting accounts receivable, and longer payment cycles, especially in emerging markets;
•	tariffs and trade barriers and other regulatory or contractual limitations on our ability to sell or develop our operations in certain foreign markets;
•	the effects of any political instability on the general willingness of our current and prospective partners to make capital commitments;
•	unfavorable changes in tax treaties or laws; and
•	increased exposure to foreign currency exchange rate risk.

As we continue to expand our business globally, our success will depend, in large part, on our ability to anticipate and effectively manage these and other risks associated with our international operations. Our failure to manage any of these risks successfully, or to comply with these laws and regulations, could harm our operations, reduce our sales, and harm our business, operating results, and financial condition. For example, in certain foreign countries, particularly those with developing economies, certain business practices that are prohibited by laws and regulations applicable to us, such as the Foreign Corrupt Practices Act, may be more commonplace. Although we implement policies and procedures with the intention of ensuring compliance with these laws and regulations, our employees, contractors, and agents, as well as channel partners involved in our international sales, may take actions in violation of our policies. Any such violation could have an adverse effect on our business and reputation.

Foreign currencies periodically experience rapid fluctuations in value against the U.S. dollar. Any foreign currency devaluation against the U.S. dollar increases the real cost of our products to our operators and partners in foreign markets where we sell in U.S. dollars, which has resulted in the past and may result in the future in delayed or cancelled use of our 3D printing technology and, as a result, lower revenues. In addition, this increase in cost increases the risk to us that we will be unable to collect amounts owed to us by such operators or partners, which in turn would impact our revenues and could materially adversely impact our business and financial results. Any devaluation may also lead us to discount our prices more aggressively in foreign markets in order to maintain competitive pricing, which would negatively impact our revenues and gross margins. Conversely, a weakened U.S. dollar could increase the cost of local operating expenses and procurement of raw materials to the extent we purchase components in foreign currencies.

Changes in financial accounting standards may cause adverse unexpected revenue fluctuations and affect our reported results of operations.

A change in accounting policies can have a significant effect on our reported results and may even affect our reporting of transactions completed before the change is effective. New pronouncements and varying interpretations of existing pronouncements have occurred with frequency and may occur in the future. Changes to existing rules, or changes to the interpretations of existing rules, could lead to changes in our accounting practices, and such changes could adversely affect our reported financial results or the way we conduct our business.

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We are dependent upon attracting and retaining highly skilled personnel.

We believe our future success will depend largely upon our ability to attract and retain highly skilled management, consultants, and advisors in the following areas: operations, sales and marketing and finance. Competition for such personnel is intense and there can be no assurance that we will be successful in attracting and retaining such personnel. The inability to attract or retain qualified personnel in the future, or delays in hiring required personnel, particularly consultants providing research and development, marketing, and operations services, could have a material adverse effect upon our business, results of operations and financial condition.

If we need additional capital in the future, it may not be available to us on favorable terms, or at all.

We have historically relied on outside financing to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to fund our operations or respond to competitive pressures or strategic opportunities. We may not be able to secure timely additional financing on favorable terms, or at all. If we raise additional funds through further issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences, and privileges senior to those of holders of our Shares. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

REGULATORY RISKS RELATED TO PREVIOUS SHELL COMPANY STATUS

 Restrictions Under Rule 144

We were formerly considered a shell company. Until we have no longer been a shell company for 12 months from the time we ceased being a shell company and have maintained our filings with the SEC pursuant to the filing requirements of the Securities Act of 1934, our shareholders will be unable to use the exemption from registration provided by Rule 144 of the Securities Act of 1933. This may limit the liquidity of our securities and discourage investment by new and existing shareholders.

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RISKS RELATED TO OUR BOARD OF DIRECTORS

Our success depends upon the Board of Directors, the loss of whom could disrupt our business operations.

We depend upon the services of Senthil Kumaran Srinivasan, Murali Krishna Velupillai, Mitesh Ashok, and Mohammed Saif Zaveri. The loss of services of any of them could disrupt our operations.

Our Board of Directors will have substantial influence over our operations and control substantially all of our business matters.

The Board of Directors includes Senthil Kumaran Srinivasan, Murali Krishna Velupillai, Mitesh Ashok, and Mohammed Saif Zaveri. We rely upon the judgment of these three people in making business decisions on matters which require the judgment of the Board of Directors. Shareholders will not have any rights as lenders or creditors of the Company and only limited rights as Shareholders of the Company. The Board of Directors is vested with complete and exclusive authority to control and manage the Company, including authority to lend money; to borrow and repay loans on behalf of the Company; enter joint ventures and collaborative relationships; establish cash reserves; make cash distributions to Shareholders; and other functions, all without consulting with or obtaining the approval of any Shareholder.

Our Chief Executive Officer and Chairman of the Board of Directors has significant voting power, which allows them to take actions that may not be in the best interest of all other shareholders.

Mr. Mohammed Saif Zaveri, our President, Chief Executive Officer, and a Chairman of our Board of Directors, holds approximately 74.45%% of our voting stock. Accordingly, he is able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. He may also be able to determine their compensation. Mr. Zaveri also has significant influence in determining the outcome of any corporate transaction or other matters submitted to our shareholders for approval, including mergers and acquisitions, consolidations, and the sale of all or substantially all of our assets, the election of directors and other significant corporate actions. In addition to his stock ownership, he is key to our operations and will have significant influence regarding our daily operation decisions. This concentration of ownership and influence over our decision-making may also discourage, delay, or prevent a change in control of the Company, which could deprive our other shareholders of an opportunity to receive a premium for their common stock as part of a sale of the Company and might reduce the price of our common stock.

Nevada Law and Our Articles of Incorporation May Protect Our Directors from Certain Types of Lawsuits.

Nevada law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment, or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Our Board of Directors will have discretion with respect to certain items in the Use of Proceeds from this Offering.

Our Board of Directors intends to use the proceeds substantially as stated in the “Use of Proceeds” section of this Offering Circular. Notwithstanding the foregoing, our management has the right, in its sole and absolute discretion, to vary the use of the proceeds. There can be no assurance that our Board of Directors’ use of proceeds generated through this Offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants, and personal investment advisors prior to making any decision to invest in the Company. As is the case with any business, particularly one with limited operations, it should be expected that certain expenses unforeseeable to our management at this juncture will arise in the future.

Duties of the Board of Directors to the Shareholders; Indemnification

The duties the Board of Directors owes to the Company and the other Shareholders include the duty of care, the duty of disclosure, and the duty of loyalty, and the fiduciary duties of a partner to a Company and its other partners, as set forth in the Bylaws. This is a rapidly developing and changing area of the law and the Shareholders who have questions concerning the duties of the Board of Directors should consult with their legal counsel.

A Shareholder has a right to expect that the Board of Directors will do the following:

•	Use its best efforts when acting on the Shareholder’s behalf,
•	Not act in any manner adverse or contrary to the Shareholder’s interests,
•	Not act on its own behalf in relation to its own interests, and
•	Exercise all of the skill, care, and due diligence at its disposal.

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In addition, the Board of Directors is required to make truthful and complete disclosures so that the Shareholders can make informed decisions. The Board of Directors is forbidden to obtain an advantage at the expense of any of the Shareholders, without prior disclosure to the Company and the Shareholders. This indemnification will provide the Shareholders with a more limited right of action against the Board of Directors than they would have if the indemnification were not in the Agreement. This provision does not include indemnification for liabilities arising under the Securities Act of 1933, as, in the opinion of the Securities and Exchange Commission (“SEC”), such indemnification is contrary to public policy.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Litigation

In the ordinary course of its business, the Company may be subject to litigation from time to time. The outcome of such proceedings may materially adversely affect the value of the Company and may continue without resolution for long periods of time. Any litigation may consume substantial amounts of the Board of Directors' time and attention, and such time and resources devoted to such litigation may, at times, be disproportionate to the amounts at stake in such litigation.

RISKS ASSOCIATED WITH THIS OFFERING

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The Company’s management could issue additional shares.

The Company has 500,000,000 authorized common shares, of which 35,997,373 are currently issued and outstanding. Additionally, the Company has authorized 100,000,000 shares of preferred stock, of which as of the date of this Offering, 10,000,000 have been designated as Series A Preferred Stock. There are  5,850,000 shares of Series A Preferred Stock issued and outstanding. Series A Preferred Stock carries 100 votes per share of Series A Preferred Stock. Accordingly, holders of the Series A Preferred Stock will, for the foreseeable future, have voting control over such matters requiring approval by shareholders, including, but not limited to, the election of directors and the approval of mergers or other business combination transactions. Additionally, and to this end, our CEO and a Director, Mohammed Saif Zaveri, controls the majority of the total voting power of the Company. The Company’s management could, without the consent of the existing shareholders, issue substantially more shares, causing a further dilution in the equity portion of the Company’s current shareholders. Additionally, large share issuances would generally have a negative impact on the Company’s share price.

We do not anticipate paying dividends.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any for the operation, growth, and expansion of our subsequent business. Because the Company does not anticipate paying cash dividends in the foreseeable future which may lower expected returns for investors, and as such our stockholders will not be able to receive a return on their investment unless they sell their shares of common stock.

The Subscription Agreement for this Offering Contains an Exclusive Forum Clause

All questions concerning the construction, validity, enforcement and interpretation of the Offering Circular, including, without limitation, the Subscription Agreement, are subject to the exclusive jurisdiction of the federal or state courts located in Broward County, Florida. However, the Subscription Agreement exempts action brought under the Securities Exchange Act of 1934, as amended. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provisions will not apply to suits brought to enforce any duty or liability created by the Securities Act or any other claim for which the federal and state courts have concurrent jurisdiction, and Investors will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

This exclusive forum provision may limit a stockholder’s ability to choose its preferred judicial forum for disputes with us or our directors, officers, employees, or agents, which may discourage the filing of lawsuits with respect to such claims.

The Subscription Agreement Contains a Waiver of Your Right to a Jury Trial.

By entering into the Subscription Agreement you are also waiving your right to a jury trial where the court would allow such a waiver. If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable.

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The Subscription Agreement Contains a Fee Shifting Prevision that Awards Attorneys’ Fees to the Prevailing Party in a Dispute.

If any party commences an action or proceeding to enforce any provisions of the documents included within the Offering Circular, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

The Exclusive Forum Provision, Jury Waiver and Fee Shifting May Limit Your Ability to Bring A Claim Against the Company.

These provisions may have the effect of limiting your ability to bring a legal claim against the Company due to geographic limitations and may limit your ability to bring a claim in a judicial forum that you find favorable for disputes with us. Furthermore, waiver of a trial by jury may disadvantage you to the extent a judge might be less likely than a jury to resolve an action in an investor’s favor. Further, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, an action or proceeding against us, then we may incur additional costs associated with resolving these matters in other jurisdictions, which could materially and adversely affect our business and financial condition.

The prevailing party attorneys’ fees provision creates substantial financial risk for investors who may seek to bring legal claims against the Company. Under this provision, if an investor initiates litigation and does not prevail, the investor will be required to pay both (i) their own attorneys' fees and costs, and (ii) the Company's attorneys' fees and costs.

Investors face potential liability for two sets of legal fees - their own and the Company's - which can easily exceed the amount of damages sought, particularly in disputes involving smaller claims. The risk of paying the Company's legal fees creates a powerful deterrent that may prevent investors from pursuing valid claims for breach of contract, securities violations, or other wrongdoing, effectively limiting investor remedies and accountability.

This provision substantially favors the Company over investors and may effectively eliminate practical legal recourse for investors with legitimate grievances, particularly those involving smaller monetary amounts or individual investors with limited financial resources.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information contained in this Offering Circular includes forward-looking statements. The statements herein which are not historical reflect our current expectations and projections about the Company’s future results, performance, liquidity, financial condition, prospects, and opportunities and are based upon information currently available to the Company and its management and management’s interpretation of what is believed to be significant factors affecting the business, including many assumptions regarding future events. Such forward-looking statements include statements regarding, among other things:

•	potential governmental regulations relating to or that may impact our industry segments;
•	increased costs or exposure to liability as a result of changes in laws or regulations applicable to the 3D Printing Industry;
•	general volatility of the capital and credit markets and the market price of our Shares;
•	exposure to litigation or other claims;
•	loss of key personnel;
•	the risk that we may experience future net losses;
•	risks associated with breaches of our security;
•	failure to obtain necessary outside financing on favorable terms, or at all;
•	risks associated with future sales of our Shares by existing shareholders or the perception that they intend to sell substantially all of the Shares of our Company that they hold;
•	risks associated with the market for our Shares; or
•

any of the other risks included in this offering circular, including those set forth under the headings “Risk Factors,” “Board of Directors’ Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business.”

Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “will,” “shall,” “may,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual results, performance, liquidity, financial condition, prospects, and opportunities could differ materially from those expressed in, or implied by, these forward-looking statements as a result of various risks, uncertainties, and other factors, including the ability to raise sufficient capital to continue the Company’s operations. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in this Offering Circular generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Registration Statement will in fact occur.

Accordingly, prospective investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

The specific discussions herein about the Company include financial projections and future estimates and expectations about the Company’s business. The projections, estimates and expectations are presented in this Offering Circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on the officers of the Company’s own assessment of its business, the industry in which it works and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

Prospective investors should not make an investment decision based solely on the Company’s projections, estimates or expectations.

USE OF PROCEEDS

Our offering is being made on a best-efforts basis. There is no aggregate minimum requirement for the Offering to become effective; therefore, we reserve the right, subject to applicable securities laws, to begin applying the proceeds from the Offering towards our business strategy, including, without limitation, research, and development expenses, offering expenses, working capital, and general corporate purposes and other uses, as more specifically set forth in the “Use of Proceeds” section of this Offering Circular.  The offering price per share is $0.01 per share. We expect to use the funds of this offering for operations, working capital, general and administrative expenses, business development and marketing.

No proceeds will be used to compensate or make payments to any officers or directors, except for salaries and ordinary business expenses incurred in the normal course of business, or as set forth under the caption “Executive Compensation.” We reserve the right to change the intended use of proceeds if necessitated by business conditions or unexpected events.

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We estimate that, at a per share price of $0.01, the net proceeds from the sale of the 1,500,000 shares in this Offering will be approximately $1,440,000, after deducting the estimated offering expenses of approximately $60,000.

We will utilize the net proceeds from this offering to identify and acquire business opportunities and to continue to refine, develop, and implement our plan of operation. Some funds will be used for operating expenses and other expenses.

Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount:

Use	Amount	Percentage
Business Development	$450,000	30%
USA/UAE Initial Site Selection R&D	$450,000	30%
Working Capital	$300,000	20%
Salaries	$240,000	16%
Offering Expenses	$60,000	4%
TOTAL	$1,500,000	100%

(1)

“Acquisition Costs” are costs related to the selection and acquisition of opportunities, including financing, and closing costs. These expenses include but are not limited to travel and communications expenses, legal and accounting fees, and miscellaneous expenses. The presentation in the table assumes that we will always finance the acquisition of opportunities whenever posable.

(2)	“Offering Expenses” include projected costs for Legal and Accounting, Publishing/Edgar, and Transfer Agents Fees.
(3)

“Proportional Reduction Based on Amount Raised” - We anticipate that should less than the Maximum Offering Amount be raised hereunder, or conversely should more than the Maximum Offering Amount be raised hereunder (by way of adjustment to offering price or otherwise) the expenditures will be reduced proportionately, but the representative spending percentage would remain approximately the same. For example, if we were only able to raise 50% of the aggregate offering, the percentage of spending would remain the same, but the Amount set forth above would be reduced by 50%, etc.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan. We cannot assure that our assumptions, expected costs and expenses, and estimates will prove to be accurate or that unforeseen events, problems, or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors” starting on page 11.

Although our business does not presently generate any cash, we believe that if we raise the Maximum Amount in this Offering, that we will have sufficient capital to finance our operations at least through the end of 2024. However, if we do not sell the Maximum Amount or if our operating and development costs are higher than expected, we will need to obtain additional financing prior to that time. Further, we expect that during and/or after such period, we may be required to raise additional funds to finance our operations until such time that we can conduct profitable revenue-generating activities. We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products, and/or technologies, although we have no present commitments or agreements for any specific acquisitions or investments.

DETERMINATION OF OFFERING PRICE

The offering price of the Shares has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources, and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the Shares or the fairness of the offering price used for the Shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

CORPORATE HISTORY

The Company was originally incorporated under the laws of the State of Florida on May 11, 2010, under the name Benefit Solutions Outsourcing Corp. The Company was initially formed to offer small and medium-sized businesses services that reduced invoicing expenses, sped up receipt of monies, and allowed authorization and recovery of paper drafts.

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On May 19, 2011, the Board of Directors and majority shareholder of Benefit Solutions Outsourcing Corp. approved Articles of Amendment to our Articles of Incorporation which changed the name of the company to “Buckeye Oil & Gas, Inc.”

On June 2, 2011, Jamie Mills, the principal shareholder of Benefit Solutions Outsourcing Corp., a Florida corporation (the "Company"), entered into a Stock Purchase Agreement which provided for the sale of his 38,000,000 shares of common stock of the Company (the “Shares”) to Ravi Dhaddey (who purchased 32,900,000 of the Shares) and Pol Brisset (who purchased 5,100,000 of the Shares). The consideration paid for the Shares, which represent 65.07% of the issued and outstanding share capital of the Company on a fully-diluted basis, was $352,941.  Messrs. Dhaddey and Brisset used their personal funds to purchase the Shares. On the same day and in connection with the acquisition of the Shares, Pol Brisset and Manny Dhinsa were appointed as directors of the Company upon the resignation of Jamie Mills from his positions as the sole officer and director of the Company. The Board of Directors of the Company elected Pol Brisset as President, Chief Executive Officer, Chief Financial Officer and Treasurer and a director of the Company and Manny Dhinsa as Secretary and a director.

On October 21, 2013, Stephane Pilon was appointed President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Treasurer and Director of the Company. Concurrently, Pol Brisset resigned as President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Treasurer of the Company and was appointed as the Company’s Secretary.  Mr. Brisset remained as a Director of the Corporation. Additionally, Michal Gnitecki resigned as Secretary and Director of the Corporation.

On July 24, 2014, the Company changed its state of incorporation from Florida to Nevada and its name from “Buckeye Oil & Gas, Inc.” to “Brisset Beer International, Inc.” by the merger of Buckeye Oil & Gas, Inc. with and into its wholly owned subsidiary, Brisset Beer International, Inc. FINRA approved the change of the issuer’s stock symbol from BOIG to BBII effective as of July 24, 2014.

Until April 2014, the Company was engaged in the acquisition and exploration of oil and gas properties. As a result of its asset purchase in April 2014, the Company abandoned its interests in its two oil and gas properties and is principally engaged in the development of a brewing, distribution, and marketing of craft-brewed beer business in the province of Quebec, Canada.

On February 11, 2019, pursuant to a Stock Purchase Agreement dated November 21, 2017, by and among, on the one hand, Stephan Pilon and Pol Brisset (the “Selling Stockholders”), and, on the other hand, Redstone Ventures, LTD (the “Purchaser”), purchased an aggregate of 7,561,000 shares of the Company’s common stock from the Selling Stockholders for $0.00238 per share, or an aggregate purchase price of $18,000. The 7,561,000 shares of common stock purchase by the Purchaser from the Selling Stockholders represented approximately 76.66% of the outstanding 9,863,000 shares of common stock of the Company and constituted a change in control of the Company.

Concurrently, Stephane Pilon resigned as the President, Chief Executive Officer, Chief Financial Officer, Treasurer and member of the Board of Directors of the Company and Mr. Pol Brisset resigned as the Secretary and member of the Board of Directors of the Company and Mr. Kevin G. Malone was appointed as the President, Chief Executive Officer, Secretary and Treasurer of the Company and as the sole member of the Company’s Board of Directors.

On March 15, 2022, our board of directors approved changing our corporate name from Brisset Beer International, Inc. to Power Americas Resource Group Ltd.

On April 22, 2022, the Company’s then sole-officer, director, and majority shareholder, Mr. Kevin Malone (“Mr. Malone”) entered into an Amended and Restated Common Stock Purchase Agreement (the “SPA”) whereby Mr. Malone sold 6,750,000 shares of the Corporation’s common stock beneficially owned by Mr. Malone to Aplicaciones Quimicas Especializadas Del Sureste, S.A. DE C.V. for an aggregate purchase price of $100,000. Mr. Malone remained as the Corporation’s sole-officer and director.

On September 9, 2022, the Company announced the closing of an Asset Purchase Agreement (“Purchase Agreement”), with Mr. Boris Goldstein (Mr. Goldstein”) pursuant to which the Company acquired various assets from Mr. Goldstein, (the “Acquisition”) relating to 3D/4D printing technology for use in the construction industry. Concurrently with the execution of the Purchase Agreement, the Company received notice of resignation, made effective as of effective September 13, 2022, from Mr. Malone from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Sole-Director of the Corporation. Mr. Malone stated that his resignation was not the result of any disagreements between Mr. Malone and the Company relating to the Company’s operations, policies, or practices.

On September 9, 2022, the Company filed a Certificate of Amendment together with Amended & Restated Articles of Incorporation (“Restated Articles”) with the Secretary of State of the State of Nevada.

On September 13, 2023, the Company appointed Mr. Mark Croskery (“Mr. Croskery”) to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Corporation to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed. Mr. Croskery accepted the appointments, to become effective, as of September 13, 2022. Additionally, the Company appointed Dr. Boris Goldstein (“Dr. Goldstein”) to serve as Secretary and Director of the Corporation to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed. Dr. Goldstein accepted the appointments, to become effective, as of September 13, 2022.

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On October 19, 2022, the Company and Dr. Goldstein entered into an Unwind Agreement and Mutual Release (the “Unwind Agreement”), for the purpose of unwinding, and rendering void, the Asset Purchase Agreement executed by and between the Company and Goldstein on September 9, 2022. Additionally, effective as of October 19, 2022, Dr. Goldstein resigned as Secretary and Director of the Company. The Unwind Agreement and resignations was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Effective the same date, Mr. Croskery was appointed as the Company’s Secretary.

On October 23, 2022, the Company and Ramasamy Balasubramanian, an individual, (“RB”) entered into an Asset Purchase Agreement (“RB APA”), with an effective date of October 19, 2022, pursuant to which the Company acquired various proprietary assets and intellectual property collectively known as “Twin Infra” which is a complete IT solution for the Construction/Infrastructure industry based on the concept of “Digital Twin.” In connection with the RB APA, and as of October 24, 2022, Mark Croskery resigned from the positions of Chief Financial Officer and Treasurer of the Company. Mr. Croskery remained as Chief Executive Officer, President, Secretary & Director of the Company, and Ramasamy Balasubramanian was appointed as the Company’s Treasurer, Chief Financial Officer, and Chairman of the Board of Directors to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed. Additionally, as of the same date Kirubakaran Candasamy was appointed as Chief Technology Officer and Director of the Company to serve until the next annual meeting of the Corporation or until his respective successor is duly appointed.

On February 2, 2023, Mr. Kumar Elumalai was appointed to the Company’s board of directors as an independent director.

On February 8, 2023, Mr. Prabhu Rajendiran was appointed to the Company’s board of directors as an independent director.

On October 12, 2023, the Company and Balasubramanian, (“Balasubramanian”) entered an Unwind Agreement and Mutual Release (the “2023 Unwind Agreement”), for the purpose of unwinding, and rendering void, the RB APA executed by and between the Company and Balasubramanian on October 19, 2022. Per the Unwind Agreement the Parties mutually and voluntarily agreed to unwind the transaction contemplated by the RB APA. Accordingly, the Company returned all the assets acquired per the RB APA and Balasubramanian cancelled, and returned to the Company’s treasury, the 40,000,000 restricted shares of the Company’s common stock he received per the terms of the Original APA. In connection with the 2023 Unwind Agreement: (i) Balasubramanian resigned as Chief Financial Officer, Treasurer and Chairman of the Board of Directors of the Company; (ii) Candasamy resigned from the positions of Chief Technical Officer and Director of the Company; (iii) Rajendiran resigned from the Board of Directors of the Company; and (iv) Elumalai resigned from the Board of Directors of the Company. Each of the foregoing has represented that neither the 2023 Unwind Agreement nor the resignations were the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Additionally, the Company received notice of resignation from Croskery from the positions of Chief Executive Officer, President, Secretary and Director of the Company. Croskery was concurrently appointed as the Company’s Chief Operating Officer. Croskery’s resignation from such positions was not the result of any disagreements between Croskery and the Company relating to the Company’s operations, policies, or practices.

On October 12, 2023, the Company announced that it closed an Asset Purchase Agreement (“2023 Purchase Agreement”) with Mr. Mohammed Zaveri (“Mr. Zaveri”) pursuant to which the Company acquired various assets that, together, provide a turnkey solution with respect to acquiring land, overseeing construction projects, acquisition of buildable land in major residential areas in the United Arab Emirates, and the development of a 3-D printer for use in residential single-home and small-scale apartment building construction.

Effective immediately upon the foregoing resignations and in connection with the 2023 Purchase Agreement, the Company: (i) appointed Mohammed Saif Zaveri as as the Company’s Chief Executive Officer, President, and Chairman of the Board of Directors; (ii) appointed Mitesh Ashok Rasaikar as the Company’s Chief Financial Officer, Treasurer, Secretary, Chief Technology Officer, and Director; (iii) appointed Mark Croskery as the Company’s Chief Operating Officer; (iv) appointed Murali Krishna Velupillai as an Independent member of the Company’s Board of Directors; and, (v) appointed Murali Krishna Velupillai as an Independent member of the Company’s Board of Directors. Each of the foregoing accepted their respective appointment as of October 12, 2023.

On or about October 15, 2023, the Company’s Board of Directors, receiving the majority vote of the Company’s shareholders of approximately 74.91%, approved the following: (i) Changing our corporate name from Power Americas Resource Group Ltd. to Blackwell 3D Construction Corp.; (ii) A change in the Company’s OTC trading symbol from PARG to BDCC or, (the “Corporate Symbol Change”); and, (iii) A One for Two Hundred Fifty (1-for-250) Reverse Stock Split (“Reverse Split”) of the issued and outstanding shares of Common Stock of the Company whereby every 250 shares of the Company’s issued and outstanding common stock shall automatically convert into one new share of common stock. As a result of the Board and Shareholders approved actions set forth above, on October 15, 2023, the Company filed the necessary documentation with the Nevada Secretary of State changing its name from Power Americas Resource Group Ltd. to Blackwell 3D Construction Corp. and filed a Certificate of Change Pursuant to N.R.S. 78.209 reflecting the Reverse Split.

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On January 16, 2024, FINRA made the 1-for-250 Reverse Split effective. As of that date, the reverse stock split resulted in our issued and outstanding shares being decreased from 299,198,575 shares of common stock to 1,196,795 shares of common stock. All references to shares issuances or share amounts issued and outstanding made prior to January 16, 2024, throughout this Report do not account for the 1-for-250 reverse stock split.

In February 2024, Mr. Zaveri entered into an Employment Agreement with the Company whereby he agreed to act as the Company’s Chief Executive Officer, President, and Chairman of the Board of Directors as per the terms and conditions of the Employment Agreement, and in exchange he received 30,000,000 shares of the Company’s Common Stock.

The Company is in the development stage and faces all of the risks and uncertainties associated with a new and unproven business. Our future is based on an unproven business plan with no historical facts to support projections and assumptions. The Company is not currently generating revenues and does not expect to generate revenue until it enters into the commercial phases of marketing its products and services as contemplated herein. There can be no assurance that the Company will ever achieve revenues or profitability. The Company’s operations are subject to all of the risks inherent in the establishment of a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the formation of a pre-revenue business. Our lack of a significant and relevant operating history makes it difficult to manage operations and predict future operating results.

DESCRIPTION OF THE COMPANY

Blackwell 3D Construction Corp. is an emerging 3D house printing company that aims to transform the construction landscape.

At Blackwell 3D Construction Corp., we envision a future where sustainable, affordable, and innovative housing solutions are accessible to everyone. Our mission is to revolutionize the construction industry by leading the way in 3D house printing technology. We are committed to delivering cutting-edge, eco-friendly, and customizable housing solutions that redefine the way homes are built. Through creativity, technological prowess, and a dedication to environmental responsibility, we strive to build communities and empower individuals to realize their dreams of a secure and comfortable home. To this end, we have developed certain innovative 3D house printing technology assets aimed at revolutionizing the construction industry. Our goal is to specialize in printing fully functional and livable residential housing and small-scale apartment buildings in a fraction of the time and cost compared to traditional construction methods. Initially, our focus will be on launching in the United States, the United Arab Emirates (“UAE”) and Southeast Asia.

Our 3D house printing process involves using commercially available large-scale 3D printers and a specialized concrete mixture to create the structural components of the house. The printing process is highly automated, allowing us to create intricate designs and details with precision. Blackwell believes its approach to construction will have several advantages.

1.	Our 3D printed houses are much faster to build than traditional houses, taking only a few weeks to complete;
2.	Our process is much more environmentally friendly, producing less waste and using less energy; and,
3.	Our construction costs are significantly lower, allowing us to offer affordable housing solutions.

We will cater to a diverse range of clients, including individuals, businesses, and governments, who are looking for a modern and cost-effective solution to their construction needs. Our experienced team can design customized houses that meet our client’s specific requirements and preferences. As we implement our business plan, we intend to constantly innovate and improve our technology to provide even better solutions for our clients.

Blackwell 3D Construction Corp. Key Points: Our vision is to revolutionize the construction industry by utilizing 3D concrete printing technology to create sustainable and low-carbon footprint homes.

•

The traditional construction industry is inefficient, wasteful, and has a significant carbon footprint. The need for sustainable and innovative solutions to address these issues has never been greater.

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We will utilize 3D concrete printing technology to create sustainable and low-carbon footprint villas. Our approach will significantly reduce the time, resources, and waste generated during construction, resulting in a more efficient and cost-effective process.

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We intend to construct sustainable homes using 3D concrete printing technology. These homes will be designed with sustainability in mind and will incorporate features such as solar panels, energy-efficient systems, and green roofs. This will provide a low-carbon footprint alternative to traditional construction methods.

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•

We intend plans to file for several patents related to 3D concrete printing technology and sustainable construction methods. Our innovative approach to construction has the potential to disrupt the traditional construction industry and create a new market for sustainable solutions.

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We believe that our solution provides a more efficient and cost-effective alternative to traditional construction methods, while also addressing the growing need for sustainable solutions in the industry. The market potential for sustainable and innovative construction solutions is significant, with a growing demand for sustainable and eco-friendly buildings.

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Our Management team consists of experienced professionals in the construction industry, with expertise in 3D printing technology, sustainable design, and finance. Our team is committed to creating innovative and sustainable solutions to address the challenges facing the construction industry.

Blackwell’s approach to construction, utilizing 3D concrete printing technology, provides an opportunity to disrupt the traditional construction industry and potentially become a leader in sustainable construction. With a focus on sustainability, innovation, and efficiency.

Blackwell is committed to creating a better future for the construction industry and the world. As we advance our plan of operation, we believe there are a few corporate pillars that we must follow in order to achieve success:

1.	Innovation Leadership: We are dedicated to staying at the forefront of 3D printing technology, continuously pushing boundaries to develop and refine cutting-edge solutions for the housing industry.

2.

Sustainability: We are committed to minimizing the environmental impact of construction. Our 3D printing processes prioritize the use of eco-friendly materials and reduce waste, contributing to a greener and more sustainable future.

3.

Affordability and Accessibility: We believe that everyone deserves a safe and comfortable home. By leveraging 3D printing technology, we aim to make housing more affordable and accessible, addressing housing challenges worldwide.

4.

Customization: Recognizing the diversity of individual needs and preferences, Blackwell offers a range of customizable designs and features, ensuring that each home is uniquely tailored to the needs and tastes of its occupants.

5.

Community Building: Beyond constructing houses, we are committed to building communities. Through strategic partnerships and community outreach programs, we will seek to contribute to the development and well-being of the areas in which we operate.

As we embark on this transformative journey, Blackwell 3D Construction Corp. is poised to redefine the future of housing, making quality homes more accessible, sustainable, and customized than ever before.

BLACKWELL - PROPERTIES & EQUIPMENT

Currently, our office space is located in a shared office space which we believe is sufficient for our present needs. We do, however, test our technology at off-site locations, where we also conduct our research and development. Additionally, and as of the date hereof, we neither own nor lease any real property and while we have begun the process of identifying several properties and prospective project sites that we consider suitable for our initial operations we do not presently have any real property under contract or letter of intent. As we continue to advance our plan of operation, we intend to keep our shareholders and other stakeholders apprised of all advancements towards our initial Home/Apartment construction project.

As for any developing construction company, we believe, based on management experience, that the acquisition of physical assets, including the acquisition of the actual 3D printer we will use in our construction process, will be tailored for each project as we move forward therewith. For the Company to have physical assets (other than general office equipment, computers, phones, etc.) would require storage and potentially lease payments on any such equipment. We do not anticipate any difficulty in acquiring the assets necessary for the physical construction of our potential proposed projects. As we move from site acquisition to physically building our projects, we anticipate needing to acquire, either directly or through subcontractors, to be determined by cost and other factors related to general construction standards, the following:

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3D Printer: First and foremost, we will need a large-scale 3D printer capable of printing structures like walls and other structural components of the house. These printers can be gantry-style or robotic arm-based, depending on the technology used. We have identified the following companies that have such printers available for sale or lease as the case may be.

o	COBOD specializes in developing gantry-style 3D printers for construction. Their printers are used worldwide for projects ranging from small-scale housing to large commercial buildings.
o

XtreeE which focuses on providing 3D printing solutions for architecture and construction. They offer robotic arm-based 3D printers capable of printing large-scale architectural elements and structures.

o

CyBe Construction offers a range of 3D concrete printers and associated technologies for construction applications. Their printers are designed to print various building components, including walls, floors, and facades.

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While there are other companies we may consider, we do not anticipate any delays in acquiring the necessary 3D printer as necessary.

•	Gantry or Robotic Arm: Depending on the type of 3D printer we select we will need a gantry system or a robotic arm to move the printhead or extruder along the specified path to deposit the construction material layer by layer. Generally, this will be supplied by the same company supplying the printer.

•	Construction Material: Appropriate construction material for the 3D printer, including concrete, various types of polymers, and even recycled materials.

•	Computer and Design Software: We anticipate outsourcing the design the structure we want to print, typically CAD (Computer-Aided Design) software is typically used for this purpose. We will also need software specifically designed for generating G-code, the language that controls most 3D printers.

•	Leveling and Calibration Tools: Ensuring the printer is properly calibrated and leveled is crucial for printing accurate and structurally sound components. Tools such as laser levels, rulers, and calibration blocks are commonly used for this purpose.

•	Power Source: A stable power source is necessary to run the 3D printer and other equipment.

•	Maintenance Tools: Regular maintenance of the 3D printer is essential to keep it in good working condition.

•	Finishing Tools: We may need tools for finishing and smoothing the printed surfaces, such as sanders, grinders, or trowels.

•	Site Preparation Equipment: We anticipate needing equipment for site preparation, such as excavators, bulldozers, or compactors.

•	Utilities: Access to utilities like water and electricity is essential for both the construction process and the functioning of the 3D printer.

These are some of the essential equipment and tools required for developing and building a 3D printed home. The specific requirements may vary depending on the scale of the project, the chosen construction method, and the design of the structure we intend to print.

Paths to Revenue

Blackwell 3D Construction Corp. has identified various avenues to generate revenue, capitalizing on the innovative technology, and our applications in the construction industry. The following is a brief summary of key potential revenue streams:

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Construction Services: Primary revenue comes from offering 3D printing construction services to clients, including private individuals, real estate developers, and government entities. Charge fees for designing and constructing 3D printed structures, considering factors such as size, complexity, and customization.

•	Customization Upgrades: Offer premium customization options for clients who want unique design features, layouts, or architectural elements, generating additional revenue through customization fees.

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Consultation and Design Services: Provide consultation services for clients seeking expertise in 3D printing technology, construction planning, and design optimization. Charge fees for architectural and engineering design services, ensuring structures are both aesthetically pleasing and structurally sound.

•	Material Sales: Develop and sell proprietary or specialized 3D printing construction materials to other construction companies or projects, creating a recurring revenue stream.

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•	Training Programs: Offer training programs and workshops for construction professionals and companies interested in adopting 3D printing technology, generating revenue through enrollment fees.

•	Technology Licensing: License proprietary 3D printing technology, software, or patents to other construction firms or entities looking to incorporate this technology into their operations.

•	Maintenance and Support Services: Provide ongoing maintenance, troubleshooting, and support services for 3D printing equipment and software, establishing a recurring revenue model.

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Research and Development Collaborations: Engage in collaborative research and development projects with industry partners or academic institutions, generating revenue through grants, partnerships, or government funding.

•	Real Estate Development: Invest in or partner with real estate development projects that utilize 3D printing technology, participating in the profits generated from property sales or leasing.

•	International Expansion: Explore opportunities for global expansion by offering 3D printing construction services in international markets, generating revenue from overseas projects.

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Smart Home Integration: Explore partnerships or in-house development of smart home technologies that can be integrated into 3D printed houses, offering additional revenue streams through technology upgrades and maintenance services.

By strategically diversifying revenue streams and staying at the forefront of technological advancements, 3D house printing companies can build a sustainable and profitable business model in the construction industry.

Plan of Operation - Operational Goals

The following timelines and amounts are approximate and are subject to change due to market conditions and at the sole discretion of Management.

1.	Phase 1: Infrastructure Development
	○	Continue to develop and refine our proprietary construction material blends optimized for 3D printing.
	○	Hire and train a skilled workforce specializing in 3D construction techniques.
2.	Phase 2: Product Development
	○	Continue to develop, design, and prototype a range of 3D-printed residential and commercial building models.
	○	Test structural integrity, durability, and compliance with to regulatory standards.
3.	Phase 3: Commercial Launch
	○	Begin large-scale production of 3D-printed homes and commercial units.
	○	Continue to partner with contractors, developers, and governments for bulk projects.
	○	Continue to implement sustainable practices to minimize environmental impact.
4.	Phase 4: Market Expansion
	○	Expand operations to multiple facilities across key regions.
	○	Introduce advanced customization options and premium architectural services.
	○	Launch a marketing campaign to increase brand visibility and attract new customers.

Timeline

1.	2025 (Q2-Q4): Infrastructure Development
	○	Secure facility location and set up manufacturing equipment (Q2).
	○	Recruit key staff and finalize material formulations (Q2-Q4).
	○	Conduct initial pilot tests for production (Q4).
2.	2025 (Q2-Q4): Product Development and Testing
	○	Create and refine prototypes for residential and commercial units (Q2-Q4).
	○	Perform rigorous testing to meet regulatory standards (Q2-Q4).
	○	Establish partnerships for pilot projects (Q4).
3.	2025 - 2026 (Q4-Q2): Commercial Launch
	○	Begin production of commercial projects.
	○	Scale up operations and refine processes based on market feedback.
4.	2026+: Market Expansion
	○	Establish additional facilities in strategic locations.
	○	Broaden service offerings and expand into international markets.

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Estimated Costs

1.	Phase 1: Full Infrastructure Development
	○	Facility setup and equipment: $250,000.
	○	Recruitment and training: $25,000.
	○	Material research and development: $50,000.
2.	Phase 2: Product Development
	○	Prototype development: $1 million.
	○	Regulatory testing and compliance: $500,000.
3.	Phase 3: Commercial Launch
	○	Marketing and partnerships: $1 million.
	○	Initial production costs: $2.5 million.
4.	Phase 4: Market Expansion
	○	Expansion to new facilities: $4-5 million.
	○	Marketing and R&D for new markets: $2 million.

Funding Strategy

As of the date of this Report we have not secured any financing. However, we continue to purse all avenues available us, including the following:

1.	Capital
	○	Equity investment from venture capital and private investors.
	○	Ongoing funding round to raise $2-10 million, over the next 2 to 3 years.
2.	Government Grants and Incentives
	○	Apply for grants and innovation funding programs.
	○	Leverage tax incentives for eco-friendly practices.
3.	Revenue Generation
	○	Pre-sale agreements for 3D-printed units to generate upfront revenue.
	○	Long-term contracts with real estate developers and government projects.
4.	Debt Financing
	○	Secure low-interest loans for infrastructure expansion.
	○	Partner with financial institutions for project-based financing.

This operational plan provides a structured pathway for Blackwell 3D Construction Corp. to establish itself as a leader in the 3D construction market. By adhering to this plan, the Company aims to achieve sustainable growth, technological leadership, and a lasting impact on the construction industry. And to be certain, the foregoing timelines and amounts are approximate and are subject to change due to market conditions and at the sole discretion of Management.

Current Problems in the 3D Home Printing Industry & the Blackwell Solution

1. Regulatory Compliance:

The Challenge: Adhering to existing building codes and regulations that may not have provisions for 3D printed construction.

Blackwell Solution: Collaborate with regulatory bodies to establish standards for 3D printed structures, and actively engage in dialogue to update and adapt existing regulations.

2. Technology Costs:

The Challenge: High initial costs for acquiring and maintaining 3D printing equipment and technology.

Blackwell Solution: Seek partnerships, government grants, or funding to offset technology costs. Additionally, ongoing investments in research and development may lead to more cost-effective solutions over time.

3. Material Development:

The Challenge: Limited availability and high costs of specialized 3D printing construction materials.

Blackwell Solution: Invest in research and development to create more affordable and sustainable materials. Collaborate with material science experts and suppliers to explore innovative alternatives.

4. Public Perception and Acceptance:

The Challenge: Limited public awareness and acceptance of 3D printed homes as a viable and safe construction method.

Blackwell Solution: Conduct outreach and education campaigns to inform the public about the benefits, safety, and sustainability of 3D printed housing. Showcase successful projects and engage with the community to build trust.

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5. Skilled Labor Shortage:

The Challenge: Lack of skilled workers familiar with 3D printing technology and construction methods.

Blackwell Solution: Invest in training programs and partnerships with educational institutions to develop a skilled workforce. Create internship opportunities and collaborate with industry experts to bridge the skills gap.

6. Scaling Production:

The Challenge: Scaling up production to meet demand without compromising quality.

Blackwell Solution: Implement efficient project management systems, invest in multiple 3D printing units, and optimize production workflows. Continuous process improvement is essential for scalability.

7. Design Complexity:

The Challenge: Designing complex structures that meet both aesthetic and structural requirements.

Blackwell Solution: Collaborate with architects and engineers to refine design processes, utilize advanced software for design optimization, and invest in research to simplify construction techniques.

8. Supply Chain Disruptions:

The Challenge: Potential disruptions in the supply chain for 3D printing materials and components.

Blackwell Solution: Diversify suppliers, maintain strategic inventories, and establish contingency plans to mitigate the impact of supply chain disruptions.

9.Long-Term Durability:

The Challenge: Ensuring the long-term durability and structural integrity of 3D printed homes.

Blackwell Solution: Invest in thorough testing and quality control processes, collaborate with structural engineers, and conduct long-term studies to assess the performance of 3D printed structures over time.

10. Financing and Insurance:

The Challenge: Limited availability of financing options and insurance coverage for 3D printed homes.

Blackwell Solution: Work with financial institutions to develop specialized financing programs for 3D printed housing projects. Collaborate with insurance providers to create tailored insurance policies that address the unique aspects of 3D printed construction.

Addressing these challenges requires a holistic approach involving collaboration with various stakeholders, ongoing research and development, and a commitment to transparency and education within the industry and the broader community.

Life Cycle Stages of a 3D Printed Housing Community:

Our proposed projects will center, among other projects, around the development of a 3D Printed Housing Community, we will leverage cutting-edge 3D printing technology, offering sustainable, cost-effective, and customizable housing solutions. Our planned community will not only provide comfortable and modern homes but will also serve as a model for environmentally conscious and community-focused development.

1. Planning and Design:

•	Initial conceptualization and feasibility studies.
•	Collaborative design and customization discussions with potential residents.
•	Architectural and engineering planning for 3D printed structures.

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2. Regulatory Approval:

•	Submission of plans to regulatory authorities for approval.
•	Obtaining necessary permits and adhering to building codes.

3. Land Acquisition:

•	Acquiring the designated land for the housing community.

4. Construction Phase:

•	Setting up 3D printing equipment and infrastructure.
•	Commencing the 3D printing of structures.
•	Quality control and monitoring throughout the construction process.

5. Community Development:

•	Establishment of community amenities such as parks, common areas, and utilities.
•	Introduction of smart technologies and sustainable features.

6. Marketing and Sales:

•	Launching marketing campaigns to attract potential residents.
•	Sales and leasing of 3D printed homes.

7. Occupancy and Move-In:

•	Handing over completed homes to residents.
•	Supporting residents during the move-in process.

8. Community Growth and Integration:

•	Facilitating community events and activities to foster a sense of belonging.
•	Integrating additional services and amenities based on community needs.

9. Maintenance and Upgrades:

•	Providing ongoing maintenance and support services.
•	Offering upgrades and customization options for existing residents.

10. Long-Term Sustainability:

•	Monitoring and optimizing the community's environmental impact.
•	Implementing sustainable practices for ongoing community development.

11. Expansion or Renovation:

•	Considering options for community expansion or renovation based on demand and evolving needs.

 12. Legacy and Impact:

•	Reflecting on the community's long-term impact on residents and the surrounding area.
•	Establishing a legacy of innovation and sustainability.

TARGET MARKET IN THE U.S.A. & U.A.E.

Target Market	Description
Affordable Housing	3D concrete printing technology can significantly reduce the cost of building houses, which makes it a suitable solution for affordable housing.
Disaster Relief	In the aftermath of natural disasters, 3D concrete printing technology can be used to quickly build temporary shelters and housing for displaced people.
Customized Architecture	3D concrete printing technology can be used to create complex shapes and structures that are difficult or impossible to achieve with traditional construction methods.
Infrastructure Projects	3D concrete printing technology can be used to build infrastructure projects such as bridges, tunnels, and retaining walls.
Commercial Construction	3D concrete printing technology can be used to build commercial buildings such as offices, hotels, and shopping centers.

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As we move forward it will be necessary to identify suitable building sites for our 3D printed housing and apartments, the site selection involves several key considerations, including regulatory requirements, infrastructure availability, market demand, and suitability of the location for construction. We have identified the following approach to this issue which we believe will apply to both the USA and UAE, the objective of this operational plan is to systematically identify potential building sites in both the USA and UAE for the construction of 3D printed housing and apartments. This plan aims to ensure that the selected sites meet regulatory requirements, have adequate infrastructure, are suitable for construction, and align with market demand and economic viability.

1. Research and Analysis:

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Regulatory Environment: Research zoning laws, building codes, and regulations in both the USA and UAE related to 3D printed construction. Identify any specific regulations or permits required for innovative construction methods.

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Infrastructure Assessment: Evaluate the availability of electricity, water, sewage, and internet connectivity at potential sites. Assess transportation infrastructure for materials delivery and worker access.

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Market Demand Analysis: Conduct market research to identify areas with a demand for affordable housing or apartments. Analyze population growth, demographics, and economic trends to pinpoint target locations.

•	Site Suitability Evaluation: Consider topography, soil conditions, and environmental impact. Prioritize sites with flat terrain and stable soil suitable for 3D printed construction.

2. Local Authorities and Communities: Engage with local municipalities, housing authorities, and community stakeholders to gather feedback and address concerns. Seek partnerships with government agencies or organizations promoting innovative construction solutions.

3. Technology and Resource Assessment:

•

3D Printing Technology: Ensure access to necessary technology infrastructure for 3D printing, such as large-scale printers or robotic arms. Assess availability of skilled labor or training programs for 3D printing construction techniques.

•

Resource Allocation: Allocate resources for site surveys, feasibility studies, and due diligence processes. Establish budgetary allocations for land acquisition, construction, and infrastructure development.

4. Risk Management:

•	Risk Identification: Identify potential risks such as natural disasters, political instability, or legal challenges. Assess risks associated with specific locations and develop mitigation strategies.
•	Contingency Planning: Develop contingency plans to address unforeseen challenges or delays during site identification and development.

5. Due Diligence and Site Selection:

•

Thorough Assessment: Conduct due diligence on shortlisted sites, including legal, financial, and technical assessments. Evaluate sites based on regulatory compliance, infrastructure suitability, market demand, and economic viability.

•

Site Selection Criteria: Select sites that meet all criteria outlined in the research and analysis phase. Prioritize sites that offer the best combination of regulatory compliance, infrastructure availability, market demand, and economic feasibility.

6. Continuous Improvement:

•

Feedback and Adaptation: Solicit feedback from stakeholders and project team members to identify areas for improvement. Continuously monitor market conditions, regulatory changes, and technological advancements to adapt strategies accordingly.

•

Learning and Development: Invest in ongoing training and development programs for employees involved in site identification and development. Stay abreast of emerging trends and best practices in 3D printed construction to enhance project efficiency and effectiveness.

We believe that by following this operational plan, the Company can systematically identify and select potential building sites in both the USA and UAE for the construction of 3D printed housing and apartments, ensuring that the chosen locations are well-suited for development and aligned with the company's objectives.

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Industry Overview and Competition

A competitive analysis of the 3D home printing industry involves evaluating key players, market trends, strengths and weaknesses, opportunities, and threats within the market. Many of our competitors are better capitalized and have built structures using 3D printing technology. The following is a general overview of industry competitors:

Key Players:

1. ICON Technology Inc.:

Pioneering company in 3D home printing, known for successful projects and partnerships.

2. Apis Cor:

Specializes in large-scale 3D printing for construction. Offers a mobile 3D printer for on-site construction.

3. COBOD International:

Focuses on providing construction companies with 3D printing technology. Collaborative projects globally. Investors include GE Power and Cemex. The company is based in Denmark.

4. Winsun (Yingchuang Building Technique):

Strengths: Known for ambitious 3D printing projects, including entire buildings.

5. Peri Group:

Offers a range of construction-related solutions, including 3D printing technology. However, 3D printing technology is not their main focus. They are based in Germany.

6. Sika AG:

Strengths: A large multinational construction company, that offers concrete 3D printing.

Market Trends:

Diversification of Applications: Companies are exploring applications beyond residential construction, including commercial buildings, infrastructure, and disaster relief.

Technological Advancements: Ongoing research and development are driving improvements in printing speed, scale, and material options.

Global Expansion: Companies are seeking opportunities for international collaborations and projects, expanding the reach of 3D home printing technology.

Smart Home Integration: A trend toward integrating smart technologies and sustainable features within 3D printed homes is gaining traction.

Strengths and Opportunities:

Sustainability Focus: Companies emphasizing sustainable and eco-friendly construction methods have a competitive edge.

Customization Capabilities: Offering unique and customizable designs appeals to a market segment seeking personalized homes.

Strategic Partnerships: Collaborations with construction firms, material suppliers, and technology companies provide a competitive advantage.

Research and Development: Companies investing in ongoing research and development are better positioned to stay ahead in a rapidly evolving market.

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Weaknesses and Threats:

Regulatory Challenges: Uncertain or restrictive regulations can hinder the widespread adoption of 3D printing in construction.

Public Perception: Overcoming skepticism and building public trust in the safety and reliability of 3D printed homes is a potential challenge.

Supply Chain Disruptions: Dependence on a limited number of suppliers may expose companies to supply chain disruptions.

Competition: Intense competition within the industry may lead to pricing pressures and challenges in market differentiation.

The 3D home printing industry is dynamic, with key players competing on multiple fronts, including technological innovation, sustainability, and market reach. Success in this industry requires a strategic approach, ongoing investment in research and development, and the ability to navigate regulatory landscapes and public perception. As the market evolves, companies that adapt to emerging trends and collaborate effectively will likely emerge as industry leaders.

In a world where innovation meets necessity, Blackwell 3D Construction Corp. stands at the forefront of revolutionizing the construction landscape through 3D home printing.  Our commitment goes beyond just constructing houses; we are pioneering a movement that embraces sustainability, affordability, and unmatched customization. As we navigate the challenges of the present, we envision a future where homes are not just structures but reflections of individual dreams and community values. We believe that what sets Blackwell 3D Construction Corp. apart is our unwavering dedication to technological excellence. We don't intend to just build homes; we intend to engineer the future. Our 3D printing technology is not meant to be merely a tool but a catalyst for change reshaping the way communities are built and homes are cherished. Imagine a world where construction is not a burden on the environment, where homes are as unique as the individuals who inhabit them, and where innovation meets affordability. Through collaboration, ingenuity, and a passion for sustainable living, we invite you to join us in shaping a future where homes are more than just buildings – they are the foundations of thriving communities.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

DILUTION

Purchasers of our Shares offered in this Offering Circular will experience an immediate and substantial dilution of the net tangible book value of their Shares from the initial public offering price. Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on February 28, 2025, net book value of the tangible assets (consisting of total assets less intangible assets) of the Company by the number of shares of our common stock issued.

Assumed initial public offering price per share	$0.01
Net tangible book value per share before this offering (1)	$(0.019)
Increase in pro forma net tangible book value per share attributable to this offering (2)	$0.016
Expenses impacting net tangible book value per share after this offering	$(0.00)
Pro forma net tangible book value per share after this offering	$(0.002)
Dilution in pro forma net tangible book value per share to new investors	$0.012

(1)(2) The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (a) the sum of (i) the pro forma net tangible book value per share before this offering (see note above) and (ii) the decrease in pro forma net tangible book value per share divided by (ii) the number of outstanding shares of common stock after this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and the related notes included in this Annual Report on Form 10-K. This section contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those discussed under “Risk Factors” and elsewhere in this report.

Overview

Blackwell 3D Construction Corp. (“BDCC,” the “Company,” “we,” “us,” or “our”) is a development-stage company focused on the research, development, and eventual commercialization of large-scale 3D concrete printing technology for use in residential and commercial construction. We have not generated any revenues to date and continue to operate as a development-stage entity. Our primary activities during the fiscal year ended May 31, 2025 consisted of corporate organization, refinement of our business plan, identification of potential project sites, and exploration of strategic relationships with technology suppliers.

Because we have not commenced revenue-generating operations, we have incurred net losses since inception. We expect to continue incurring losses until such time as we are able to commence commercial operations and generate sustainable revenues.

Results of Operations for the Years Ended May 31, 2025 and 2024

Revenues

For the fiscal years ended May 31, 2025 and 2024, we did not generate revenues.

Operating Expenses

Our operating expenses increased to $3,152,042 for the year ended May 31, 2025 from $740,341 for the same period ended May 31, 2024. The increase was the result of shares issued for stock-based compensation during the year ended May 31, 2025.

We expect operating expenses to increase in future periods as we expand our corporate, technical, and operational infrastructure in anticipation of launching pilot 3D-printed construction projects.

Other Expenses

We had other expenses of $43,718 for the year ended May 31, 2025, as compared with other expenses of $819,808 for the year ended May 31, 2024. The decrease in other expenses is the result of a loss on intangible assets amounting to $825,300 incurred during the year ended May 31, 2024

Net Loss

We recorded a net loss of $3,195,760 for the year ended May 31, 2025, as compared with a net loss of $1,560,149 for the year ended May 31, 2024. The increase in net loss are a result of the factor discussed above.

Liquidity and Capital Resources

As of May 31, 2025, we had total current assets of $1,881. Our total current liabilities as of May 31, 20125 were $883,332. We had a working capital deficit of $881,451 as of May 31, 2025, compared with a working capital deficit of $496,631 as of May 31, 2024.

Operating activities used $336,708 in cash for the year ended May 31, 2025, as compared with $76,656 used for the year ended May 31, 2024. Our negative operating cash flow for May 31, 2025 and 2024 was largely the result of our net loss for the years.

Cash flows used by financing activities during the year ended May 31, 2025 provided $338,589, as compared with cash provided of $76,602 for the year ended May 31, 2024. Our positive financing cash flow for the years ended May 31, 2018 was largely a result of proceeds from notes payable, cash from the issuance of common stock, and related party advances.

As of May 31, 2025, we had limited cash resources and will require additional financing to sustain operations and execute our business plan. Historically, we have funded operations through equity issuances to our officers and related parties. We anticipate that we will require between $2 million and $10 million over the next 24–36 months to implement our operational plan, including securing facilities, acquiring large-scale 3D printing equipment, recruiting personnel, and conducting pilot projects.

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Going Concern

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the year ended May 31, 2025, the Company has incurred net losses of $3,195,760, accumulated deficits of $12,428,574, and used cash in operations of $336,708. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

Our current operations have been funded entirely from capital raised from our private offering of securities as well as additional funding received through the issuance of convertible notes and stock issuances. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

The Company’s ability to continue as a going concern is dependent on its ability to achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable. Management may seek additional capital through a private placement and public offering of its common stock. Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of May 31, 2025.

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Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared under accounting principles generally accepted in the United States of America (“US GAAP”). The preparation of financial statements in conformity with US GAAP requires our management to make estimates and assumptions that affect the reported values of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported levels of revenue and expenses during the reporting period. Actual results could materially differ from those estimates.

Below is a discussion of accounting policies that we consider critical to an understanding of our financial condition and operating results and that may require complex judgment in their application or require estimates about matters which are inherently uncertain. A discussion of our significant accounting policies, including further discussion of the accounting policies described below, can be found in Note 3, “Summary of Significant Accounting Policies” of our Consolidated Financial Statements.

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) and applicable rules and regulations of the Securities and Exchange Commission (SEC) regarding interim financial reporting. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

The accompanying consolidated financial statements represent the results of operations, financial position and cash flows of Blackwell 3D Construction Corp. include the financial statements of the Company, and its 100% owned subsidiaries. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) inactive markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date.

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The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of May 31, 2024 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at August 31, 2024 and May 31, 2024.

Stock-based Compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Basic and Diluted Income (Loss) Per Share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive. There were no potential equivalent shares of common stock as of August 31, 2024.

 Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

PLAN OF DISTRIBUTION

The Company is offering a maximum of 50,000,000 Shares of its Common Stock on a best-efforts basis at a fixed price of $0.01 per share and any funds raised from this Offering will be immediately available to the Company. The Offering will terminate upon the earlier of the sale of all 50,000,000 Shares or one year from the date of this Offering Statement.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we are entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, including, without limitation, research and development expenses, offering expenses, working capital, general corporate purposes, repayment of debt (if any) and, prior to our use of the proceeds, other uses, including short-term, interest-bearing investments, as more specifically set forth in the “Use of Proceeds” starting on page 21.

The Offering may be made, in management’s discretion, directly to investors by the Company’s management on a “best efforts” basis. We reserve the right to offer the Shares through broker-dealers who are registered with FINRA/SIPC. The Company may engage a broker-dealer registered with the SEC and a member of FINRA/SIPC to perform administrative compliance and related broker-dealer services in connection with this Offering including the review of investor information including KYC (Know Your Customer) data, AML (Anti-Money Laundering) and other compliance checks and review of subscription agreements and investor information. Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. None of our officers or directors are subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Our officers or directors will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii) except that for securities issued pursuant to rule 415 under the Securities Act, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

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We intend to sell the Shares in this offering through our Board of Directors and their affiliates. They will not receive any compensation for offering or selling the Shares. We reserve the right to reject, in whole or in part, any subscriptions for Shares made in this Offering, in our discretion.

Selling Agents and Expenses

We may engage broker-dealers registered under Section 15 of the Exchange Act (“Selling Agents”), and who are FINRA members to participate in the offer and sale of the Shares and to pay to such persons, if any, cash commissions of up to 7% of the gross proceeds from the sales of Shares placed by such persons and agent warrants (“Agent Shares”) to purchase that number of Shares equal to 7% of the Shares placed by such persons.

We have not entered into selling agreements with any broker-dealers to date. We will be responsible for and pay all expenses relating to this Offering, including, without limitation, (a) all filing fees and expenses relating to the qualification of this Offering with the SEC and the filing of the offering materials with FINRA, as applicable; (b) all fees and expenses relating to the application to list of our Shares on the OTCQB; (c) all fees and expenses relating to the registration or qualification of the Shares as required under State Blue Sky laws, including the fees of counsel selected by us; (d) the costs of all preparing and printing of the offering documents; (e) the costs of preparing, printing and delivering certificates representing Shares; (f) fees and expenses of the transfer agent for the Shares; and (g) the fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives. We expect the total expenses to be paid by us will be at least $60,000.

Offering Period

We expect to commence the sale of the Shares within two days following the Qualification Date. This Offering will terminate (i) one year from the Qualification Date; (ii) the date on which the Maximum Amount is sold, or (iii) the date that the Offering is earlier terminated by us in our sole discretion.

Offering Documents

This Offering Statement and the offering documents specific to this Offering will be available to prospective investors for viewing 24 hours per day, 7 days per week on our website at www.blackwell3d.com. Before committing to purchase Shares, each potential investor must consent to receive the final Offering Statement and all other offering documents electronically. In order to purchase Shares, a prospective investor must complete and sign and deliver to us a Subscription Agreement, the form of which is an exhibit to the Offering Statement of which this Offering Statement is a part and send payment to us as described in the Subscription Agreement. Prospective investors must also have agreed to the Terms of Use and Privacy Policy of our website. This investment limitation does not apply to “accredited investors,” as that term is defined in Rule 501 of Regulation D under the Securities Act.

Prospective investors must read and rely on the information provided in this Offering Statement in connection with any decision to invest in the Shares.  For general information on investing, we encourage you to refer to www.investor.gov.

State Blue Sky Information

If we fail to comply with State securities laws where our securities are sold, we may be subject to fines and other regulatory actions against us. We intend to take the steps necessary to help insure that offers and sales in this Offering are in compliance with State Blue Sky laws, provided, however, there can be no assurance that we will be able to achieve such compliance in all instances, or avoid fines or other regulatory actions if we are not in compliance.

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MANAGEMENT

Name	Officer & Director	Residential Address
Mohammed Saif Zaveri (1)(2)(3)	Chief Executive Officer, President, and, Chairman of the Board of Directors	1F/19, Albudoor BLDG Naif, Dubai, UAE Postal Code: 95905
Mitesh Ashok Rasaikar (4)	Chief Financial Officer, Treasurer, Secretary, Chief Technology Officer, and Director	1F/19, Albudoor BLDG Naif, Dubai, UAE Postal Code: 95905
Murali Krishna Velupillai (5)	Independent Director	1F/19, Albudoor BLDG Naif, Dubai, UAE Postal Code: 95905
Senthil Kumaran Srinivasan (6)	Independent Director	1F/19, Albudoor BLDG Naif, Dubai, UAE Postal Code: 95905
Shrihari Allangala	Director	1F/19, Albudoor BLDG Naif, Dubai, UAE Postal Code: 95905
Mahesh Krishnamurthy	Director	1F/19, Albudoor BLDG Naif, Dubai, UAE Postal Code: 95905

(1)

On October 12, 2023, we announced the closing of an Asset Purchase Agreement (“Purchase Agreement”) between the Company and Mr. Zaveri pursuant to which the Company acquired various assets that, together, provide a turnkey solution with respect to acquiring land, overseeing construction projects, acquisition of buildable land in major residential areas in the United Arab Emirates, and the development of a 3-D printer for use in residential single-home and small-scale apartment building construction.

(2)

On March 13, 2024, Mr. Zaveri entered into an Employment Agreement with the Company whereby he agreed to act as the Company’s Chief Executive Officer, President, and Chairman of the Board of Directors.

(3)

On October 12, 2023, Mitesh Ashok Rasaikar was appointed by the Company’s board of directors to act as the Company’s Chief Financial Officer, Treasurer, Secretary, Chief Technology Officer, and Director.

(4)	On October 12, 2023, Murali Krishna Velupillai was appointed to the Company’s board of directors as an independent director.
(5)	On October 12, 2023, Senthil Kumaran Srinivasan was appointed to the Company’s board of directors as an independent director.

Biographies:

Mr. Mohammed Saif Zaveri: Mr. Zaveri is an investor and entrepreneur with over a decade of business acumen spanning various sectors including marketing, finance, and particularly, real estate. Mr. Zaveri is known for fusing visionary investment strategies with in-depth market research and is particularly distinguished for his leadership in the realm of technologically-driven real estate, with a keen emphasis on ESG (Environmental, Social and Governance) standards. From 1999 – 2011 Mr. Zaveri attended High School at the St. Peters School ICSE, Mumbai, India, then from 2011 – 2016, Mr. Zaveri attended College at Lala Lajpat Rai College, Mumbai, India where he received a Bachelors in Management Studies. Since January 2023, he has been the CEO of Blackwell Realtech 3D Printing Construction LLC (“BRP”) in Dubai. As BRP CEO, Mr. Zaveri has developed key operational initiatives to drive and maintain growth, has overseen the development of a revolutionary 3D printing technology for use in home construction and incorporated ESG standards. Further, he has worked to align organizational objectives with the Company mission to integrate work strategies and has conducted target market research to scope out industry competition and identify advantageous trends. Also, since September 2022, Mr. Zaveri has worked at Blackwell Properties LLC  (“BP”), a company he co-founded. Located in Dubai, Mr. Zaveri’s primary function at BP has been to take the lead in the acquisition and sale of luxurious real estate properties in Dubai and throughout the Middle East. Blackwell has consistently been an innovator in property leasing strategies and developing and delivered top-tier management and brokerage services. Prior to the above, from May 2017 to August 2021, Mr. Zaveri was involved with The Wedding Junction Show and The Wedding Junction (collectively, the “Wedding Junction”), both located in Mumbai.  Mr. Zaveri co-founded the Wedding Junction and while at each he assisted in curating luxury exhibitions, organizing Bollywood fashion showcases and generally managing events. We believe that Mr. Zaveri possesses attributes that qualify him to serve as an officer and director of the Company, including his leadership skills, and experience.

Mr. Mitesh Ashok Rasaikar: Mr. Rasaikar is an accomplished operations executive and technopreneur boasting over 5 years of experience in real estate. His proficiency spans Technology, Finance, and Property Management. From 2004 – 2006 Mr. Rasaikar attended Junior College at BHAVANS COLLEGE,  Mumbai, India. Presently and since January 2023, he has served as the COO of Blackwell Realtech 3D Printing Construction LLC (“BRP”), a company based out of Dubai and of which he is a co-founder. While at BRP, Mr. Rasaikar has been tasked with spearheading the integration of ESG standards in projects, endorsing the use of solar panels, hybrid charging systems, and promoting sustainable living. Also, since September 2022, Mr. Rasaikar has worked at Blackwell Properties LLC (“BP”), another company which he co-founded that is located in Dubai. At BP, he is responsible for the acquisition and sale of luxurious real estate properties in Dubai and throughout the Middle East. From January 2021 to January 2022, Mr. Rasaikar worked as a consultant for HBA First. As a consultant, he designed and implemented actionable strategies to bolster growth within the forex industry and liaised with key stakeholders, ensuring alignment of business goals and objectives. Since September 2022, Mr. Rasaikar has also worked as a consultant with Belfrics Prime out of Dubai where he successfully established Belfrics as a leading B2B bespoke liquidity provider in the forex industry and he successfully navigated the regulatory landscape to ensure the company’s consistent compliance with multiple jurisdictions. From May 2017 to August 2021 , Mr. Rasaikar founded The Blockchain Studio in Mumbai, where he worked developing blockchain platforms, spearheading innovative apps, and founded an ecosystem fostering collaboration and growth among blockchain experts. We believe that Mr. Rasaikar possesses attributes that qualify him to serve as an officer and director of the Company, including his leadership skills, and experience.

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Mr. Murali Krishna Velupillai: Mr. Velupillai is an investment and fintech professional consultant with over 15 years of experience in managing large family offices.  Presently, he consults with the Kolte Patil Group Family Office, a position he has held since 2017. Prior to that, he consulted with Unilazer Ventures (Ronnie Screwvala) & Famy Care (Taparia’s), also well-established family offices. In his current assignment with the Kolte Patil Family Office , he is overseeing their funding plans as well as managing their forays into new age investment ventures. Over the last decade & a half he has played a pivotal role in developing a vision for family offices as well as developing a robust investment philosophy. In addition, he assists with the management of equity and fixed income portfolios as part of his consulting functions. He received his MBA from IBS Hyderabad and a science graduate in Mathematics from Kerala University. Additionally, Mr. Velupillai completed a PGPX (Post Graduate Management Program for Executives) from UCLA Anderson School of Management and he is now working on his PHD thesis. We believe that Mr. Velupillai possesses attributes that qualify him to serve as a member of the Board, including his leadership skills, and experience.

Mr. Senthil Kumaran Srinivasan:  Since September 2018, Mr. Srinivasan has served as the Chief Technology Officer for Belfrics BT, a leading blockchain company located in Bengaluru, India .  While there, he has been the key architect responsible for the execution of the Company’s core trading platform. Moreover, in his role as CTO, he has executed deep learning models for extracting data from National ID’s (India, Malaysia, Nigeria, Tanzania) for KYC onboarding, strategizing and executing a patented KYC based blockchain (Belrium) for crypto currency exchanges and extended the product to support E-KYC use cases for merchant consortium. He has also been involved in the architecture of implementing National Level Health ID Project (ABDM India) Architected and executed the liquidity integration feeds for near real time trading support. He was responsible for the infrastructure migration from Amazon Web Services to Alibaba for cost saving purposes. Mr. Srinivasan received his Master of Science in Computer Science in 2012 from The University of Texas at Dallas, Richardson, TX. His extensive technical skills, (i) Tech Architecture, Algorithm Design, Large Scale System Design, Deep Learning, Machine Learning, Information Retrieval, and Graph Algorithms; (ii) Programming Languages: Java, Python, C, and GoLang (iii) Operating Systems: Windows, UNIX. MAC Databases: MYSQL, Oracle, PostGreSql, MSSQL NoSQL: Elasticsearch, Redis; and (iv) Big Data Tech: Kafka, Spark, AirFlow, Celery, RabbitMQ. We believe that Mr. Srinivasan possesses attributes that qualify him to serve as a member of the Board, including his leadership skills, and experience.

Mr. Mahesh Krishnamurthy: Mr. Krishnamurthy is a business leader and Chartered Accountant with over 30 years of experience in financial strategy, project financing, structured debt, M&A, and wealth management. Specifically, from November 2020 through the present, he has served as a Member the Board of Directors of R&D Capital Advisors Private Limited, located in Chennai, India, where he was instrumental in spearheading strategic growth initiatives for startups and SMEs, enabling access to capital and market expansion. He is the Co-Founder of SageStreet Advisory Pvt Ltd, located in Bangalore, India from August 2016 through the present. SageStreet focuses is on driving capital-raising efforts and providing strategic advisory services to high-potential startups. Also, Mr. Krishnamurthy, is the founder of ICareSME.com, located in Chennai, India, from January 2016 through October 2024, which established an SME-focused platform offering tailored solutions for loans, equity funding, and strategic business growth. Additionally, he has successfully guided startups in raising debt and equity funding while delivering investment advisory services, led organizational transformation, streamlining operations and driving strategic initiatives in the manufacturing sector, and managed nationwide commercial operations, achieving significant performance and revenue enhancements.

Mr. Shrihari Allangala: Mr. Allangala is a seasoned finance professional with extensive expertise in private equity, investment banking, startup consulting, and ecosystem development. Based in Bengaluru, Karnataka, he has played a pivotal role in helping startups and mid-sized enterprises secure funding, scale their operations, and navigate complex financial landscapes. With a deep understanding of capital markets, Mr. Allangala has successfully led investment initiatives, advised on mergers and acquisitions, and mentored entrepreneurs in building sustainable businesses. Specifically, since August 2016, Mr. Allangala has been a Partner at IcareSME, where he leads initiatives to support small and medium enterprises (SMEs) in fundraising, strategic growth, and investment readiness. He collaborates closely with investors to cultivate a strong portfolio of high-potential startups while providing hands-on mentorship to founders. Prior to this, he served as Managing Director at Liberty Global Capital (January 2011 – February 2012), advising clients on private equity, capital raising, and business strategy across diverse industries. Academically, he holds a Postgraduate Diploma in Finance from Indira Gandhi National Open University (2002 – 2003) and an International Certification for Financial Advisers – Investment Banking from CII, London (2002).

Neither Mr. Krishnamurthy nor Mr. Allangala has any family relationships with any director or executive officer of the Company, nor are there any related party transactions between the Company and the newly appointed directors that require disclosure under Item 404(a) of Regulation S-K. In connection with their appointments, Mr. Krishnamurthy and Mr. Allangala will not immediately receive compensation, however, they may receive compensation in the future which will be consistent with the Company’s then standard compensation arrangements for non-employee directors, if so adopted.

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SECURITY OWNERSHIP

The following table sets forth certain information as of August 18, 2025, with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our Common Shares; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the Shares set forth therein has sole voting power and sole investment power with respect to such Shares, unless otherwise indicated. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company. The percentages are based on 37,997,373 Shares of our Common Stock and 5,350,000 shares of our Series A Preferred Stock outstanding as of the date above.

Name and Address	No. of Shares	% Before Offering	% After Offering(1)
Mohammed Saif Zaveri(2)	12,340,000 Common Shares	32.48%	6.56%
	4,500,000 Series A Preferred Stock	76.92%	76.92%
Mitesh Ashok Rasaikar(3)	640,000	1.68%	0.34%
Krishnendu Chatterjee (4)	0	0	0
Murali Krishna Velupillai(5)	0	0%	0%
Senthil Kumaran Srinivasan(6)	0	0%	0%
Total Management (Common)	12,940,000	34.16%	6.9%
(Series A Preferred)	4,500,000	76.92%	76.92%
5% Owners
Aplicaciones Quimicas Especializadas del Sureste, S.A. de C.V. (7)	1,350,000 Series A Preferred Stock	23.08%	23.08%

(1)

The post-offering percentages assume we have sold the Maximum Amount pursuant to the Offering, which is equal to 187,197,373 shares issued and outstanding immediately following the Closing of the Offering.

2)

On March 13, 2024, Mr. Zaveri entered into an Employment Agreement with the Company whereby he agreed to act as the Company’s Chief Executive Officer, President, and Chairman of the Board of Directors as per the terms and conditions of the Employment Agreement, in exchange he received 37,340,000 shares of the Company’s Common Stock and an additional 1,000,000 shares of the Company’s Series A Preferred Shares. Accordingly, in the aggregate Mr. Zaveri owns 36,000,000 shares of our Common Stock and 4,000,000 shares of our Series A Preferred Stock which carries 100-to-1 voting rights (or 400,000,000 voting preferred shares), accordingly and taking into account to totality of Voting Stock, as of the filing date hereof, Mr. Zaveri controls approximately 74.45% of our total voting shares. Voting Structure: (i) 35,997,373 = number of shares of common stock issued and outstanding; 5,850,000 = number of Series A Preferred Stock issued and outstanding, Series A Preferred Stock votes at 100-for-1; 585,000,000 = total number of voting shares of Series A Preferred Stock; 620,997,373 = Total combined Issued and Outstanding Voting Shares (Common Stock + Series A Preferred), and, 462,340,000 =Shareholder’s combined voting shares for 74.45% of the total issued and outstanding voting shares voting in favor hereof.

(3)

On October 12, 2023, Mitesh Ashok Rasaikar was appointed by the Company’s board of directors to act as the Company’s Chief Financial Officer, Treasurer, Secretary, Chief Technology Officer, and Director.

(4)

On May 17, 2024, the Company appointed Krishnendu Chatterjee (“Mr. Chatterjee”), as its Chief Financial Officer and Treasurer and Mr. Chatterjee accepted such appointment to become effective the same day. In exchange for Mr. Chatterjee’s service as the Corporation’s Chief Financial Officer and Treasurer, the Company agreed: (i) pay Mr. Chatterjee a monthly fee equal to Five Thousand Dollars ($5,000) (“Payment”) per month with the first payment due on 1st day of the first month following the execution of that certain that certain Executive Employment Agreement; and, (ii) issue Mr. Chatterjee Three Million (3,000,000) restricted shares of the Corporation’s common stock. The Stock is due and payable to the Executive on December 1, 2024 (the “Bonus Date”) as a one time performance bonus provided that Executive remains our Chief Financial Officer on that date. Accordingly, no shares of common stock are due and/or payable to the Executive prior to the Bonus Date.

(5)	On October12, 2023, Murali Krishna Velupillai was appointed to the Company’s board of directors as an independent director.

(6)	On October 12, 2023, Senthil Kumaran Srinivasan was appointed to the Company’s board of directors as an independent director.

(7)

Aplicaciones Quimicas Especializadas del Sureste, S.A. de C.V. owns 1,350,000 shares of the Company’s Series A Preferred Shares which they acquired on September 12, 2022, by exchanging 135,000 shares of common stock for the 1,350,000 shares of Series A Preferred Stock. Oscar Estudillo Quiñones is the representative and beneficial owner of Aplicaciones Quimicas Especializadas del Sureste, S.A. de C.V. and his address is also that of the company, Calle 53 414 Col. Centro, Merida, Yucatan, Mexico CP 97000. The Aplicaciones Quimicas shares of our preferred stock carry total voting rights of 135,000,000 common aroxk equivalents.. Voting Structure: (i) 35,997,373 = number of shares of common stock issued and outstanding; 5,850,000 = number of Series A Preferred Stock issued and outstanding, Series A Preferred Stock votes at 100-for-1; 585,000,000 = total number of voting shares of Series A Preferred Stock; 620,997,373 = Total combined Issued and Outstanding Voting Shares (Common Stock + Series A Preferred), and, 135,000,000 = Shareholder’s combined voting shares for 21.73% of the total issued and outstanding voting shares voting in favor hereof.

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Regardless of the success of this offering, our officers and director and current stockholders will continue to own the majority of our Shares after the offering. Since they may continue to control the Company after the offering, investors may be unable to change the course of the operations. Thus, the Shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the Shares you own because of their ineffective voting power. None of our Shares is subject to outstanding options, warrants, or securities convertible into Shares.

The Company’s voting securities consist of Common Shares and Preferred Stock. Beneficial ownership is determined in accordance with SEC rules and generally includes sole or shared voting or investment power with respect to voting securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any voting securities that such person or any member of such group has the right to acquire within 60 days of the date of this Offering Statement. For purposes of computing the percentage of the Company’s outstanding voting securities held by each person or group of persons named above, any securities that such person or persons has the right to acquire within 60 days of the date of this Offering Statement are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Beneficial ownership as determined under SEC rules is not necessarily indicative of beneficial or other ownership for any other purpose. The inclusion herein of any securities listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

EXECUTIVE COMPENSATION

For the fiscal years ended May 31, 2023, 2022, and 2021, we compensated our three highest-paid directors and executive officers as follows:

Name and Position	Year	Cash Compensation		Other Compensation(1)		Total Compensation
Mohammed Saif Zaveri, Chief Executive Officer, President, and Chairman of the Board of Directors	2024	$	Nil	$	Nil	$	Nil
	2023		n/a		n/a		n/a
	2022		n/a		n/a		n/a
Mitesh Ashok Rasaikar, Chief Financial Officer, Treasurer, Secretary, Chief Technology Officer, and Director	2024	$	Nil	$	Nil	$	Nil
	2023		n/a		n/a		n/a
	2022		n/a		n/a		n/a
Murali Krishna Velupillai, Independent Director	2024	$	Nil	$	Nil	$	Nil
	2023		n/a		n/a		n/a
	2022		n/a		n/a		n/a
Senthil Kumaran Srinivasan, Independent Director	2024	$	Nil	$	Nil	$	Nil
	2023		n/a		n/a		n/a
	2022		n/a		n/a		n/a

(1)

The Company and Mr. Zaveri entered into an Employment Agreement whereby Mr. Zaveri was issued 36,000,000 restricted shares of the Company’s common stock and 1,000,000 shares of the Company’s Series A Preferred Shares, and in exchange he was appointed to serve as President, Chief Executive Officer, and Chairman of the Board of Director of the Company to serve until the next annual meeting of the Company or until his respective successor is duly appointed.

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(2)

On October 12, 2023, Mitesh Ashok Rasaikar was appointed by the Company’s board of directors (“Board”) to act as the Company’s Chief Financial Officer, Treasurer, Secretary, Chief Technology Officer, and Director.

(3)	On October 12, 2023, Murali Krishna Velupillai was appointed to the Company’s board of directors (“Board”) as an independent director.
(4)	On October 12, 2023, Senthil Kumaran Srinivasan was appointed to the Company’s board of directors (“Board”) as an independent director.
(5)

The Company’s Board of Directors determined that both Murali Krishna Velupillai and Senthil Kumaran Srinivasan meet the applicable standards for independent directors under the rules of the New York Stock Exchange and Rule 10A-3 under the Securities Exchange Act of 1934. Neither Murali Krishna Velupillai nor Senthil Kumaran Srinivasan is party to any arrangement or understanding with any person, pursuant to which they were appointed as a director of the Company, nor is a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

Other than as set out above, no other compensation was paid to our executive officers or directors in their capacities as officers and/or directors.

The Company anticipates that at some point, when appropriate, it will establish a Stock Incentive Plan with reserves of 5,000,000 shares of common stock for issuance under the plan. As of the date of this Offering Circular the Company has not established a Stock Incentive Plan and therefore no option or shares have been granted pursuant to any such plan.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between our directors’ executive officers, or significant employee’s other business interests and their involvement in the Company.

None of them has been the subject of the following events:

(1) He has not been convicted, within ten years before the filing of the offering circular (or five years, in the case of issuers, their predecessors and affiliated issuers), of any felony or misdemeanor:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(2) He is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the offering circular, that, at the time of such filing, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:(i) In connection with the purchase or sale of any security;(ii) Involving the making of any false filing with the Commission; or(iii) Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

(3) He is not subject to a final order (as defined in Securities Act Rule 261 of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:(i) At the time of the filing of the offering circular, bars the person from: (A) Association with an entity regulated by such commission, authority, agency, or officer;(B) Engaging in the business of securities, insurance or banking; or(C) Engaging in savings association or credit union activities; or(ii) Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before such filing of the offering circular;

(4) He is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or section 203(e) or (f) of the Investment Advisers Act of 1940 or (f)) that, at the time of the filing of this offering circular:(i) Suspends or revokes such person's registration as a broker, dealer, municipal securities dealer or investment adviser;(ii) Places limitations on the activities, functions or operations of such person; or(iii) Bars such person from being associated with any entity or from participating in the offering of any penny stock;

(5) He is not subject to any order of the Commission entered within five years before the filing of the offering circular that, at the time of such filing, orders the person to cease and desist from committing or causing a violation or future violation of:(i) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933, section 10(b) of the Securities Exchange Act of 1934 and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 and section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or(ii) Section 5 of the Securities Act of 1933.

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(6) He is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

(7) He has not filed (as a registrant or issuer), or was or was named as an underwriter in, any registration statement or offering circular filed with the Commission that, within five years before the filing of the offering circular, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

(8) He is not subject to a United States Postal Service false representation order entered within five years before the filing of the offering circular, or is, at the time of such filing, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

Term of Office

Our directors are appointed for a one-year term holding office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers hold their offices until they resign, are removed by the Board of Directors, or their successor is elected and qualified.

Indemnification

Under the Articles of Incorporation, as amended, and Bylaws of the Company, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner, he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS,

CERTAIN CONTROL PERSONS & DIRECTOR INDEPENDENCE

Transactions with Related Persons

During the three months ended August 31, 2024, the CEO advanced the Company $51,587 for general operating purposes. As of August 31, 2024, the amount due to our CEO was $51,587 and $0, respectively. There were agreements related to the amount advanced however the amounts due to related parties are non-interest bearing and due on demand.

On April 24, 2024, the Company issued 1,000,000 shares of common stock valued at $360,200 for 100% of the member interest in a certain entity of Blackwell Realtech 3D, LLC, a Company controlled by the CEO and certain board members of the Company. Management evaluated the transaction and determined that that the transaction was for entities under common and control and as such in accordance with ASC 805 the Company valued the assets at historical value of the transferring entity which was $0. As such the total value of the consideration given of $360,200 were recorded to loss on acquisition on the Consolidated Statement of Operations during the year ended May 31, 2024.

April 24, 2024, the Company issued 340,000 restricted common shares to Mohammed Zaveri as part of the asset  purchase agreement.

April 24, 2024, the Company 640,000 restricted common shares to Ashok Rasaikar as part of the asset purchase agreement.

April 24, 2024, the Company 20,000 restricted common shares to Abdulla Obaid Mohammed as part of the asset purchase agreement.

Policies and Procedures for Related-Party Transactions

Our Company does not have any formal written policies or procedures for related party transactions, however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct. We have two independent directors on our Board of Directors.

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RECENT SALES OF UNREGISTERED SECURITIES

Date of Transaction	Number of Shares Issued	Class of Securities	Value of shares issued ($/per share) at Issuance	Individual/ Entity Shares were issued to	Reason for share issuance	Restricted or Unrestricted	Exemption or Registration Type.
March 21, 2023	505	Common	$0.00001	Integrity Media Inc. 12106 Rojo Roma Ave. Las Vegas, NV 89138 Beneficial Owner: Kurt Divich	Debt Conversion	Restricted	4(a)(2)
October 15, 2023	1,000,000	Common	$0.00001	Mohammed Zaveri 1f/19 Albudoor Bldg Naif, Dubai, UAE Postal Code: 95905	Asset Purchase Agreement	Restricted	4(a)(2)
October 16, 2023	3,000,000	Series A Preferred	$0.00001	Mohammed Zaveri 1f/19 Albudoor Bldg Naif, Dubai, UAE Postal Code: 95905	Asset Purchase Agreement	Restricted	4(a)(2)
January 23, 2024	578	Common	$0.00001	Cede & Co.	Round-Up Shares (Reverse- Split Adjustment)	Unrestricted	3(a)(9)
March 14, 2024	36,000,000	Common	$0.00001	Mohammed Zaveri 1f/19 Albudoor Bldg Naif, Dubai, UAE Postal Code: 95905	Employment Agreement	Restricted	4(a)(2)
March 14, 2024	1,000,000	Series A Preferred	$0.00001	Mohammed Zaveri 1f/19 Albudoor Bldg Naif, Dubai, UAE Postal Code: 95905	Asset Purchase Agreement	Restricted	4(a)(2)
April 24, 2024	340,000	Common	$0.00001	Mohammed Zaveri 1f/19 Albudoor Bldg Naif, Dubai, UAE Postal Code: 95905	Employment Agreement	Restricted	4(a)(2)
April 24, 2024	640,000	Common	$0.00001	Mitesh Ashok Rasaikar 1F/19, Albudoor Bldg Naif Dubai 95905 UAE	Consulting Services	Restricted	4(a)(2)
April 24, 2024	20,000	Common	$0.00001	Abdulla Obaid Mohammed 1f/19, Albudoor Bldg Naif Dubai 95905 UAE	Consulting Services	Restricted	4(a)(2)

* On January 16, 2024, the Company effected 1-for-250 Reverse Split. As of that date, the reverse stock split resulted in our issued and outstanding shares being decreased from 299,198,575 shares of common stock to 1,196,824 shares of common stock. All references to shares issuances or share amounts throughout this Report account for the 1-for-250 reverse stock split (excluding narrative related to past corporate events).

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON

ACCOUNTING AND FINANCIAL DISCLOSURE

On January 11, 2024, the Company dismissed Gries & Associates, LLC (“Gries”) as the Company’s independent registered public accounting firm. The board of directors of the Company approved the dismissal of Gries. Gries’ audit reports on the Company’s financial statements for each of fiscal years ended May 31, 2023, and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, with one exception. Gries’ audit report dated September 28, 2023, related to the Company’s financial statements for the year ended May 31, 2023, contained an explanatory paragraph as to the uncertainty of the Company’s ability to continue as a going concern. During the fiscal years ended May 31, 2023 and 2022, and the subsequent interim period through August 31 2023, there were no disagreements between the Company and Gries on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to Gries’ satisfaction, would have caused Gries to make reference to the subject matter of the disagreement in connection with its audit reports.

On January 16, 2024, the Company appointed Victor Mokuolu, CPA (“Mokuolu”) as the Company’s new independent registered public accounting firm effective as of January 16, 2024. The board of directors of the Company approved the appointment of Mokuolu. During the fiscal year ended May 31, 1023, and the period from June 1, 2023, through the date of Mokuolu’s appointment, neither the Company, nor anyone acting on its behalf, consulted with a regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on the Company’s financial statements, and Mokuolu did not provide either a written report or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement or a reportable event.

Interests of Named Experts and Counsel

No expert or counsel named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Shares was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Jonathan D. Leinwand, P.A., will pass on the validity of the Shares being offered pursuant to this Offering Circular.

DESCRIPTION OF SHARES

Our Articles of Incorporation provides that we may issue up to 600,000,000 shares of common stock, $0.00001 par value per share, referred to as common stock, and 100,000,000 shares of preferred stock, $0.00001 par value per share, of which 10,000,000 shares of Series A Preferred Stock, 10,000,000 shares of Series B Preferred Stock, and 10,000,000 shares of Series C Preferred Stock. As of the date of this Offering Circular, there are 37,997,373 outstanding shares of common stock issued and outstanding. Upon completion of the maximum offering, 187,997,373 shares of our common stock will be issued and outstanding and 5,350,000 shares of Series A Convertible Preferred Stock are also issued and outstanding as of the date of this Offering Circular and NIL shares of Series B Preferred Stock and Series C Preferred Stock issued and outstanding as of the date of this Offering Circular.

Under Nevada law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

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Common Stock

All of the shares of our common stock offered hereby will be duly authorized, validly issued, fully paid and non- assessable and all of the shares of our common stock have equal rights as to earnings, assets, dividends and voting. Subject to the preferential rights of holders of any other class or series of our stock, holders of shares of our common stock are entitled to receive dividends and other distributions on such shares if, as and when authorized by our board of directors out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion, sinking fund or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our Articles of Incorporation. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, and our Articles of Incorporation restrictions on the transfer and ownership of our stock.

Except as may otherwise be specified in the terms of any class or series of our common stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as may be provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of our directors. Directors are elected by a plurality of all of the votes cast in the election of directors. Common stock has not pre-emptive or cumulative voting rights.

Series A Preferred Stock

In the Restated Articles, 10,000,000 shares of our preferred stock were designated as Series A Preferred Stock (the “Series A Preferred Stock”). The Series A Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications, and limitations:

Conversion . Each share of Series A Preferred Stock is convertible into 20 share of the Company’s common stock.

Voting . The holders of shares of Series A Preferred Stock shall vote on an “as converted” unless and until such shares are converted into shares of common stock, par value $.00001 per share, of the Company. The holder of each share of Series A Preferred Stock shall have such number of votes as is determined by multiplying the number of shares of Series A Preferred Stock held by such holder by 100.

Series B Preferred Stock

In the Certificate of Designation, 10,000,000 shares of our preferred stock were designated as Series B Preferred Stock (the “Series B Preferred Stock”). The Series B Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications, and limitations:

Conversion . Each share of Series B Preferred Stock is convertible into 1 share of the Company’s common stock.

Voting . The holders of shares of Series B Preferred Stock shall vote on an “as converted” unless and until such shares are converted into shares of common stock, par value $.00001 per share, of the Company. The holder of each share of Series B Preferred Stock shall have such number of votes as is determined by multiplying the number of shares of Series B Preferred Stock held by such holder by 1.

Series C Preferred Stock

In the Certificate of Designation, 10,000,000 shares of our preferred stock were designated as Series C Preferred Stock (the “Series C Preferred Stock”). The Series C Preferred Stock have the following rights, preferences, powers, privileges and restrictions, qualifications, and limitations:

Conversion . Each share of Series C Preferred Stock is convertible into 1 share of the Company’s common stock.

Voting . The holders of shares of Series C Preferred Stock shall vote on an “as converted” unless and until such shares are converted into shares of common stock, par value $.00001 per share, of the Company. The holder of each share of Series C Preferred Stock shall have such number of votes as is determined by multiplying the number of shares of Series C Preferred Stock held by such holder by 1.

43

Indemnification

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person’s estate and personal representative, to the extent and in the manner provided in any by law, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

Limitation of Director Liability

Nevada law currently provides that our directors will not be personally liable to our Company or our stockholders for monetary damages for any act or omission as a director other than in the following circumstances:

•	the director breaches his fiduciary duty to our Company, or our stockholders and this breach involves intentional misconduct, fraud, or a knowing violation of law; or
•	our Company makes an unlawful payment of a dividend or unlawful stock purchases, redemptions, or other distributions.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors. Our Articles of Incorporation do not provide for such expanded liability.

Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

Meetings of Shareholders

Meetings of shareholders shall be held at such time and place as provided in the Bylaws of the Corporation. At all meetings of the shareholders, one-third of all votes entitled to be cast at the meeting shall constitute a quorum.

No Cumulative Voting

There shall be no cumulative voting for the election of directors.

Action by Shareholders

Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the Shares entitled to vote thereon were present and voted.

44

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Ability to Void a Sale of Shares

We have the right to void a sale of Shares in the Offering and compel an investor to return them to us, if we have reason to believe that such  investor acquired the Shares as a result of a misrepresentation, including with respect to such shareholder’s representation that it is a “qualified purchaser” or an “accredited investor” as defined pursuant to Regulation A or Regulation D promulgated under the Securities Act, respectively, or if the investor or the sale to the investor is otherwise in breach of the requirements set forth in our Articles of incorporation, as amended, or bylaws, copies of which are exhibits to the Offering Statement in which this Offering Statement has been filed with the SEC.

Rights as a Stockholder

Except as otherwise provided in the Shares or by virtue of such holder’s ownership of Shares of Common Shares, the holder of a Share does not have the rights or privileges of a holder of Common Shares, including any voting rights.

Governing Law

The Shares are governed by and construed in accordance with the laws of the State of Nevada. The foregoing is a brief summary of certain terms and conditions of the Shares to be issued in connection with this Offering and subject in all respects to the provisions contained in the Shares.

No Independent Counsel

Jonathan D. Leinwand, P.A. (“Counsel”) represent the Company and its affiliates from time-to-time in a variety of matters. Counsel does not represent any of the Investors in connection with the Company. Counsel represents the Company and its affiliates, including with respect to the Company’s role in relation to the Company.

By acquiring Shares in the Company, each Investor will be deemed to have waived any conflict and agreed that Counsel may act for the Company, affiliates of the Company or any or all of them in matters adverse to such Investor and/or the Company.

45

TRANSFER AGENT

Our transfer agent is TranShare Corporation, with an address at Bayside Center 1 17755 North US Highway 19, Suite 140 Clearwater, FL 33764, Phone: 303-662-1112 Email: kwhitside@transhare.com.

TranShare Corporation is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

EXPERTS

The valid issuance of Shares of the Company appearing throughout this Offering Circular has been opined upon by the law firm of Jonathan D. Leinwand, P.A., and upon the authority of that firm as experts in corporate and securities laws.

AVAILABLE INFORMATION

We have filed with the SEC an offering circular on Form 1-A under the Securities Act with respect to the Shares offered hereby. This offering circular, which constitutes part of the offering circular, does not contain all of the information set forth in the offering circular and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Shares and our Company, please review the offering circular, including exhibits, schedules and reports filed as a part thereof. Statements in this offering circular as to the contents of any contract or other document filed as an exhibit to the offering circular, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the offering circular, each such statement being qualified in all respects by such reference.

A copy of the offering circular and the exhibits and schedules that were filed with the offering circular may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the offering circular may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

46

Annual Financial Statements (audited):

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Blackwell 3D Construction Corp. (formerly Power Americas Resources Group, Limited)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Blackwell 3D Construction Corp. (the “Company”) as of May 31, 2025, and May 31, 2024 the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of and for the years ended May 31, 2025, and May 31, 2024, the results of its operations and its cash flows for each of the two years in the period ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, Going Concern to the consolidated financial statements, the Company has accumulated deficit of $12,170,982 as of May 31, 2025. The Company has accumulated deficit of $9,232,814 as of May 31, 2024, working capital deficit of $866,451, and $496,631 as of May 31, 2025, and May 31, 2024 respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

Houston, Texas

PCAOB ID: 06771

September 15, 2025

F-2

BLACKWELL 3D CONSTRUCTION CORP

(FKA POWER AMERICAS RESOURCES GROUP LTD)

CONSOLIDATED BALANCE SHEETS

	May 31, 2025	May 31, 2024
ASSETS
Current assets
Cash	$1,881	$-
Total current assets	1,881	-

Total assets	$1,881	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	248,875	137,763
Due to related party	118,972	-
Notes payable	500,485	358,868
Total current liabilities	868,332	496,631

Total liabilities	868,332	496,631

Stockholders' deficit
Series A Preferred stock, $0.00001 par value, 100,000,000 shares authorized, 5,850,000 and 5,350,000 shares issued and outstanding as of May 31, 2025 and 2024 , respectively	59	54
Common stock, $0.00001 par value, 500,000,000 shares authorized, 37,996,794 and 55,196,794 shares issued and outstanding as of May 31, 2025 and 2024 , respectively	379	551
Additional paid in capital	9,654,093	8,672,290
Stock payable	1,650,000	63,288
Accumulated deficit	(12,170,982)	(9,232,814)
Total stockholders' deficit	(866,451)	(496,631)

Total liabilities and stockholders' deficit	$1,881	$-

F-3

BLACKWELL 3D CONSTRUCTION CORP

(FKA POWER AMERICAS RESOURCES GROUP LTD)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	May 31, 2025	May 31, 2024

Revenue	$-	$-

Operating expenses
General and administration	145,378	17,623
Professional fees	2,749,072	362,518
Loss on acquisition of Blackwell Realtech 3D, LLC	-	360,200
Total operating expenses	2,894,450	740,341

Loss from operations	(2,894,450)	(740,341)

Other income (expenses)
Interest expense	(44,670)	(12,829)
Loss on change of derivative liability	-	1,488
Foreign currency gain	952	2,769
Gain on forgiveness of notes payable	-	14,064
Impairment of intangible assets		(825,300)
Total other income (expenses)	(43,718)	(819,808)

Net loss before tax provision	(2,938,168)	(1,560,149)
Tax provision	-	-
Net loss	$(2,938,168)	$(1,560,149)

Net loss per common share - basic and diluted	$(0.06)	$(0.15)

Weighted average number of common shares outstanding - basic and diluted	45,519,535	10,229,551

F-4

BLACKWELL 3D CONSTRUCTION CORP

(FKA POWER AMERICAS RESOURCES GROUP LTD)

 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

	Series A				Additional			Total
	Preferred Stock		Common Stock		Paid-in	Stock	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	payable	Deficit	Deficit
Balance, May 31, 2023	1,950,000	20	576,794	5	7,117,915	-	(7,672,665)	(554,725)
Shares returned to unwind employment agreement	(600,000)	(6)	(220,000)	(2)	(55,592)	-	-	(55,600)
Shares returned to unwind asset purchase agreement	-	-	(160,000)	(2)	2	-	-	-
Shares issued for asset purchase agreement	3,000,000	30	2,000,000	20	1,185,460	-	-	1,185,500
Shares issued for services	1,000,000	10	36,000,000	360	242,131	63,288	-	305,799
Shares issued for cash	-	-	17,000,000	170	169,830	-	-	170,000
Derivative liability written off to additional paid in capital	-	-	-	-	12,544	-	-	12,544
Net loss	-	-	-	-	-	-	(1,559,949)	(1,559,949)
Balance, May 31, 2024	5,350,000	54	55,196,794	551	8,672,290	63,288	(9,232,814)	(496,631)
Common shares issued for cash	-	-	7,800,000	78	77,922	-	-	78,000
Common shares issued for services	-	-	-	-	877,429	1,586,712	-	2,464,141
Common shares exchanged for Preferred Stock.	500,000	5	(25,000,000)	(250)	245	-	-	-
Imputed interest	-	-	-	-	26,207	-	-	26,207
Net loss	-	-	-	-	-	-	(2,938,168)	(2,938,168)
Balance, May 31, 2025	5,850,000	59	37,996,794	379	9,654,093	1,650,000	(12,170,982)	(866,451)

F-5

BLACKWELL 3D CONSTRUCTION CORP

(FKA POWER AMERICAS RESOURCES GROUP LTD)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended
	May 31, 2025	May 31, 2024
Cash Flows from Operating Activities
Net loss	$(2,938,168)	$(1,560,149)
Adjustments to reconcile net loss to net cash provided by operating activities:
Loss on change in derivative liability	-	(1,488)
Loss on acquisition of Blackwell Realtech 3D, LLC	-	360,200
Impairment of intangible assets	-	825,300
Gain on forgiveness of notes payable	-	(14,064)
Stock-based compensation	2,464,141	305,799
Imputed interest	26,207	-
Shares returned to unwind agreement	-	(55,600)
Changes in assets and liabilities
Accounts payable and accrued liabilities	111,112	63,346
Net cash used in operating activities	(336,708)	(76,656)

Cash Flows from Investing Activities:
Net cash used in investing activities	-	-

Cash Flows from Financing Activities:
Related party advances	118,972	-
Proceeds from notes payable	181,617	71,602
Repayments of notes payable	(40,000)	(165,000)
Proceeds from the issuance of common stock	78,000	170,000
Net cash provided by financing activities	338,589	76,602

Net increase in cash	1,881	(54)

Cash, beginning of period	-	54

Cash, end of period	$1,881	$-

Supplemental disclosure of cash flow information
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

Shares issued for intangible assets	$-	$825,300
Derivative liability written of to additional paid in capital	$-	$12,544

F-6

BLACKWELL 3D CONSTRUCTION CORP

NOTES TO THE UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MAY 31, 2025 and 2024

NOTE 1 – NATURE OF BUSINESS AND OPERATIONS

Organization and Basis of Presentation

Organization

Blackwell 3D Construction Corp (FKA Power Americas Resources Group Ltd.) (the “Company”) was incorporated in the State of Florida on May 11, 2010 under the name Benefit Solutions Outsourcing Corp.

The Company was engaged in the marketing of a craft beer which was brewed, distributed, and marketed solely in Quebec, Canada until the change of control which occurred in March 2019, at which time it ceased business operations.

On February 11, 2019, pursuant to a Stock Purchase Agreement, dated November 21, 2017, by and among Stephan Pilon, Pol Brisset (the “Selling Stockholders”), and Redstone Ventures, LTD (the “Purchaser”), the Purchaser purchased an aggregate of 151,220 (Post split) shares of common stock of Brisset Beer International, Inc., a Nevada corporation (the “Company”), from the Selling Stockholders for $0.119 per share, or an aggregate purchase price of $18,000. The 151,220 shares of common stock (Post split) purchase by the Purchaser from the Selling Stockholders represent approximately 76.66% of the outstanding 789 (Post split) shares of common stock of the Company and constitute a change in control of the Company. The source of funds was working capital of the Purchaser. Mr. S. Polishetty has voting and dispositive control over the Purchaser.

On September 13, 2022, the Company received notice of resignation from Kevin G. Malone from the positions of President, Chief Executive Officer, Treasurer, Chief Financial Officer, Secretary and Sole-Director of the Corporation and appointed Mark Croskery to serve as President, Chief Executive Officer, Treasurer, Chief Financial Officer, and Director of the Corporation.

On October 12, 2023, the Company and Ramasamy Balasubramanian entered into that certain Unwind Agreement and Mutual Release for the purpose of unwinding, and rendering void, the Asset Purchase executed by and between the Company and Ramasamy on October 19, 2022. The Parties have mutually and voluntarily agreed to unwind the transaction contemplated by the Original APA. Accordingly, the Company shall return all the Assets acquired per the Original APA once Ramasamy has cancelled, and returned to the Company’s treasury, the 160,000 restricted shares of the Company’s common stock he received per the terms of the Original APA. Additionally, effective as of October 12, 2023, Ramasamy resigned as Chief Financial Officer, Treasurer and Chairman of the Board of Directors of the Company.

On or about October 17, 2023, the Company’s Board of Directors, receiving the majority vote of the Company’s shareholders of approximately 74.91%, approved the following: (i) Changing the corporate name from Power Americas Resource Group Ltd. to Blackwell 3D Construction Corp.; (ii) A change in the Company’s OTC trading symbol from PARG to BDCC or, if unavailable, to BLCC or BCCP and, (iii) A One for Two Hundred Fifty (1-for-250) Reverse Stock Split of the issued and outstanding shares of Common Stock of the Company whereby every 250 shares of the Company’s issued and outstanding common stock on the Payment Date shall automatically convert into one new share of common stock. The financial statements have been retroactively restated to reflect the stock split.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in US dollars and in accordance with accounting principles generally accepted in the United States (“GAAP”) on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. During the year ended May 31, 2025, the Company has incurred net losses of $2,938,168 accumulated deficits of $12,170,982, and used cash in operations of $336,708. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

F-7

Our current operations have been funded entirely from capital raised from our private offering of securities as well as additional funding received through the issuance of convertible notes and stock issuances. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future will restrict our ability to grow and reduce our ability to continue to conduct business operations. Our failure to raise additional funds will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

The Company’s ability to continue as a going concern is dependent on its ability to achieve profitable operations and to generate sufficient cash flow from financing and operations to meet its obligations as they become payable. Management may seek additional capital through a private placement and public offering of its common stock. Although there are no assurances that management’s plans will be realized, management believes that the Company will be able to continue operations in the future.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (GAAP) and applicable rules and regulations of the Securities and Exchange Commission (SEC) regarding interim financial reporting. Certain information and note disclosures normally included in the consolidated financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations.

The accompanying consolidated financial statements represent the results of operations, financial position and cash flows of Power Americas, Inc. include the financial statements of the Company, and its 100% owned subsidiaries. All inter-company balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes. The cash account that is held in Canadian Dollar, and foreign exchange transaction gain (loss) resulting from fluctuations in the currency exchange rate between U.S. dollar and Canadian dollar has been recorded in the statements of operations. Translation gain (loss) is reported as a component of other accumulated comprehensive income, which was nil during the years ended May 31, 2025 and 2024.

F-8

Stock-based compensation

The Company follows ASC 718-10, “Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, “Accounting for Stock-Based Compensation,” and supersedes Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

Concentration of Credit Risk

The Company has no off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains all of its cash balances with two financial institutions in the form of demand deposits.

Earnings per share

The Company follows ASC Topic 260 to account for the earnings per share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During periods of net loss, all common stock equivalents are excluded from the diluted EPS calculation because they are antidilutive. There were no potential equivalent shares of common stock as of May 31, 2025.

Revenue Recognition

The Company recognizes revenue from its contracts with customers in accordance with ASC 606 – Revenue from Contracts with Customers. The Company recognizes revenues when satisfying the performance obligation of the associated contract that reflects the consideration expected to be received based on the terms of the contract.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Income Taxes

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-9

Fair Value of Financial Instruments

The Company measures fair value in accordance with ASC 820 - Fair Value Measurements. ASC 820 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurements. ASC 820 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by ASC 820 are:

Level 1 - Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 - Inputs (other than quoted market prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model. Valuation of instruments includes unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

As defined by ASC 820, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale, which was further clarified as the price that would be received to sell an asset or paid to transfer a liability (“an exit price”) in an orderly transaction between market participants at the measurement date

The reported fair values for financial instruments that use Level 2 and Level 3 inputs to determine fair value are based on a variety of factors and assumptions. Accordingly, certain fair values may not represent actual values of the Company’s financial instruments that could have been realized as of May 31, 2025 or that will be recognized in the future, and do not include expenses that could be incurred in an actual settlement. The carrying amounts of the Company’s financial assets and liabilities, such as cash, accounts receivable, receivables from related parties, prepaid expenses and other, accounts payable, accrued liabilities, and related party and third-party notes payables approximate fair value due to their relatively short maturities. The Company’s notes payable to related parties approximates the fair value of such instrument based upon management’s best estimate of terms that would be available to the Company for similar financial arrangements at May 31, 2025 and 2024.

Recent Accounting Pronouncements

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures. The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. This ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. This ASU is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The amendments in this ASU should be applied retrospectively to all prior periods presented in the financial statements. The Company adopted the ASU and determined that its adoption did not have a material impact on the Company’s consolidated financial statements and related disclosures. As defined in the ASU, operating segments are components of an enterprise about which discrete financial information is regularly provided to the CODM in making decisions on how to allocate resources and assess performance for the organization. The Company operates and manages its business as one reportable and operating segment. The Company’s CODM is the Chief Executive Officer. The Company’s CODM reviews consolidated operating results to make decisions about allocating resources and assessing performance for the entire Company.

The Company does not believe that other standards, which have been issued but are not yet effective, will have a significant impact on its financial statements.

F-10

NOTE 4 –PROMISSORY NOTES

	May 31, 2025	May 31, 2024
Dated March 31, 2018	$6,500	$6,500
Dated June 2, 2022	26,485	26,485
Dated July 23, 2022	-	10,000
Dated September 2, 2022	-	2,530
Dated November 30, 2022	6,444	6,444
Dated November 30, 2022	-	27,140
Dated December 7, 2022	4,700	5,030
Dated December 16, 2022	51,000	51,000
Dated January 25, 2023	51,000	51,000
Dated February 8, 2023	15,060	15,060
Dated February 16, 2023	25,030	25,030
Dated February 23, 2023	50,030	50,030
Dated February 28, 2023	4,789	4,789
Dated March 1, 2023	389	389
Dated May 4, 2023	5,839	5,839
Dated June 6, 2023	5,163	5,163
Dated August 9, 2023	3,000	3,000
Dated August 9, 2023	5,000	5,000
Dated August 31, 2023	5,160	5,160
Dated September 13, 2023	3,000	3,000
Dated October 17, 2023	7,000	7,000
Dated October 17, 2023	3,000	3,000
Dated November 30, 2023	8,779	8,779
Dated January 29, 2024	7,500	7,500
Dated February 29, 2024	4,700	4,700
Dated March 11, 2024	2,000	2,000
Dated March 21, 2024	2,500	2,500
Dated March 21, 2024	5,000	5,000
Dated May 1, 2024	3,755	3,755
Dated May 31, 2024	6,045	6,045
Dated July 1, 2024	5,103	-
Dated June 17, 2024	25,000	-
Dated June 18, 2024	14,000	-
Dated July 17, 2024	25,000	-
Dated July 19, 2024	25,000	-
Dated July 30, 2024	6,200	-
Dated August 30, 2024	5,041	-
Dated October 17, 2024	10,000	-
Dated October 25, 2024	10,000	-
Dated November 19, 2024	9,000	-
Dated November 19, 2024	20,000	-
Dated November 29, 2024	9,460	-
Dated February 25, 2025	9,095	-
Dated March 4, 2025	6,000	-
Dated March 19, 2025	841	-
Dated May 30, 2025	1,877	-
Short-term promissory note payable	500,485	$358,868

F-11

On March 31, 2018, the Company issued a promissory note for proceeds of $6,500. The note matures on September 23, 2018 and accrues interest at 1.5% per quarter.

On November 12, 2021, the holders of certain convertibles notes issued on July ,13, 2018, March 23, 2018, December 31,2018 and February 15, 2019 assigned their balances to a new note holder (See Note 5). On the same date, the Company issued new promissory notes in replacement of the assigned notes. Under the new promissory notes the conversion feature was removed, the interest rate was changed to 0%, the due was updated to being due upon 10 days written notice. On October 12, 2023, the note notes were restructured to include a payment schedule with a maturity date of November 30, 2024. The restructured note calls for quarterly payments of $5,000. In addition to the new payment schedule the notes also stop accruing interest as of August 31, 2023.

During the year ended May 31, 2023, the Company issued various promissory notes to the same note holder for proceeds of $11,622. The notes are due on demand and accrues interest at 10% per year. On October 12, 2023, the note notes were restructured to include a payment schedule with a maturity date of November 30, 2024. The restructured note calls for quarterly payment ranging from $2,500 to $5,367. In addition to the new payment schedule the notes also stop accruing interest as of August 31, 2023

On June 17, 2024, the Company issued a promissory note for proceeds of $14,000. The note is due on demand and accrues interest at 10% annually.

During the years ended May 31, 2025 and 2024, the Company issued various promissory notes with the same noteholders amounting to $181,617 and $71,602 for general operating purposes and made payments of $40,000 and $0, respectively. The notes carry a 10% interest rate and are due upon 10 days written notice. On October 12, 2023, the note notes were restructured to include a payment schedule with a maturity date of August 31, 2026. The restructured note calls for quarterly payment ranging from $15,000 to $39,295. In addition to the new payment schedule the notes also stop accruing interest as of August 31, 2023. On February 21, 2024, the notes were sold and assigned to a new note holder in a private transaction. As of May 31, 2025 and 2024, the Company had notes payable due to this holder in the amount of $468,363 and $358,868, respectively.

During the years ended May 31, 2025 and 2024, the Company recorded interest expense of $44,670 and $12,829, respectively.

NOTE 5 – RELATED PARTY TRANSACTIONS

As of May 31, 2025 and 2024, the Company had notes due to a member of management and shareholder of $118,972 and 0, respectively. The advances carry 0% interest and are due upon demand.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

F-12

NOTE 7 – INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of May 31, 2025 and 2024, are as follows:

	May 31,	May 31,
	2025	2024
Net operating loss carryforward	$(12,170,982)	$(9,232,614)
Statutory tax rate	21%	21%
Deferred tax asset	(2,555,906)	(1,938,849)
Less: Valuation allowance	2,555,906	1,938,849
Net deferred asset	$-	$-

As of May 31, 2025 and 2024, the Company had approximately 12.2 and $9.20 million in net operating losses (“NOLs”), respectively that may be available to offset future taxable income, which begin to expire between 2038 and 2040. NOLs generated in tax years prior to May 31, 2019 can be carryforward for twenty years, whereas NOLs generated after May 31, 2019 can be carryforward indefinitely. In accordance with Section 382 of the U.S. Internal Revenue Code, the usage of the Company’s net operating loss carry forwards is subject to annual limitations following greater than 50% ownership changes. Tax returns for the years ended 2021 through 2023 are subject to review by the tax authorities.

F-13

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company’s authorized common stock consists of 500,000,000 shares common stock and 100,000,000 shares of Series A Preferred Stock with par value of $0.00001. As of May 31, 2025 and 2024, the issued and outstanding shares of common stock was 37,996,794 and 55,196,794. As of May 31, 2025 and 2024, the issued and outstanding shares of preferred stock was 5,850,400 and 5,350,400, respectively.

During the year ended May 31, 2025, the Company issued 7,800,000 shares of common stock for $78,000 cash.

On March 14, 2024, the Company issued 36,000,000 restricted shares of common stock and 1,000,000 shares of Preferred stock valued at $1,120,000 based on the stock price on the date of the agreement to the Company’s CEO for services. The Company has recorded, $1,120,000 of the value of the issuance was recoded to compensation cost during the year ended May 31, 2025.

On May 7, 2024, the Company agreed to issued 3,000,000 restricted shares of common stock and valued at $1,650,000 based on the stock price on the date of the agreement to an executive of the Company for services. The Company has recorded, $1,586,712 of the value of the issuance was recoded to compensation cost during the year ended May 31, 2025.

On October 22, 2024, the Company agreed to issued 500,000 shares of Series A Preferred Stock for to the CEO of the Company for the return of 25,000,000 shares of common stock.

NOTE 9 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company’s management reviewed all material events through the date these financial statements were available to be issued, there were no material subsequent events.

F-14

PART III - EXHIBITS

Number Description of Exhibit

2.1	Amended and Restated Articles of Incorporation*
2.2	Bylaws (1)
2.3	Certificate of Designation of Series D Preferred Stock filed November 21, 2024 with the Nevada Secretary of State *
2.4	Articles of Correction to Restated Articles of Incorporation*
3.2	Asset Purchase Agreement with Mohammed Saif Zaveri(2)
3.3	Assignment and Assumption of Membership Interests, dated April 24, 2024 with Blackwell Realtech 3D Printing Construction LLC (3)
4.1	Form of Subscription Agreement*
6.6	Employment Agreement with Mohammed Saif Zaveri (4)
11.1	Consent of Jonathan D. Leinwand, P.A. (incorporated by reference to Exhibit 12.1)*
11.2	Consent of Victor Mokuolu, CPA PLLC*
12.1	Form of Opinion Jonathan D. Leinwand, P.A.*

* Filed herewith

(1) Incorporated by reference to Exhibit 2.2 of the Company’s Form 1-A filed March 20, 2024

(2) Incorporated by reference to Exhibit 3.2 of the Company’s Form 1-A filed March 20, 2024

(3) Incorporated by reference to Exhibit 10.3 of the Company’s Form 10 filed February 12, 2025

(4) Incorporated by reference to Exhibit 6.6 of the Company’s Form 1-A filed March 20, 2024

47

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dubai, UAE, on the  10th day of  December 2025.

BLACKWELL 3D CONSTRUCTION CORP.

By:	/s/ Mohammed Saif Zaveri
Mohammed Saif Zaveri
Chief Executive Officer (Principal Executive Officer)

By:	/s/ Krishnendu Chatterjee
Krishnendu Chatterjee
Chief Financial Officer (Principal Accounting Officer)

This offering statement has been signed by the following person in the capacities indicated on the  10th day of  December  2025.

By:	/s/ Mohammed Saif Zaveri
Mohammed Saif Zaveri
Director

By:	/s/ Mitesh Ashok Rasaikar
Mitesh Ashok Rasaikar
Director

By:	/s/ Murali Krishna Velupillai
Murali Krishna Velupillai
Director

By:	/s/ Senthil Kumaran Srinivasan
Senthil Kumaran Srinivasan
Director

48